UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0430222 (I.R.S. Employer Identification No.)
Suite 500, 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 3P6 Telephone: (604) 642-6165
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Harpreet Sangha President and Chief Executive Officer Suite 500, 666 Burrard Street, Vancouver, British Columbia, Canada, V6C 3P6 Telephone: (604) 642-6165
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer	[ ] Accelerated filer
[ ] Non-accelerated filer (Do not check if a smaller reporting company)	[X] Smaller reporting company

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share(3)	11,285,494	$0.495	$5,586,319.53	$648.57
Common stock, par value $0.001 per share, underlying common stock purchase warrants(3)	11,285,494	$0.495	$5,586,319.53	$648.57
Common stock, par value $0.001 per share(4)	3,576,768	$0.495	$1,770,500.16	$205.56
Common stock, par value $0.001 per share, underlying common stock purchase warrants(4)	3,576,768	$0.495	$1,770,500.16	$205.56
Common stock, par value $0.001 per share(5)	12,311,110	$0.495	$6,093,999.45	$707.51
Common stock, par value $0.001 per share, underlying common stock purchase warrants(5)	12,311,110	$0.495	$6,093,999.45	$707.51
Common stock, par value $0.001 per share, underlying common stock purchase warrants(6)	1,243,045	$0.495	$615,307.28	$71.44
Total	55,589,789	$0.495	$27,516,945.56	$3,194.72

  Includes shares of our common stock, par value $0.001 per share, currently owned by the selling stockholders (each a "Selling Stockholder") and shares of common stock which are issuable upon exercise of warrants held by the Selling Stockholders, all of which may be offered pursuant to this registration statement. In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act").

  Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee, based on the average bid and asked price of our common stock quoted on the OTCQB on May 6, 2011.

  On March 11, 2011, we issued an aggregate of 11,285,494 units at a price of $0.45 per unit, with each unit being comprised of one share of common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at a price of $0.52 per share until September 11, 2012.

  On March 21, 2011, we issued an aggregate of 3,576,768 units at a price of $0.45 per unit, with each unit being comprised of one share of common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at a price of $0.52 per share until September 21, 2012.

  On March 29, 2011, we issued an aggregate of 12,311,110 units at a price of $0.45 per unit, with each unit being comprised of one share of common stock and one share purchase warrant, with each warrant entitling the subscriber to purchase one share of our common stock at a price of $0.52 per share until September 29, 2013.

  On March 29, 2011, we issued an aggregate of 1,243,045 finders' fee share purchase warrants, with each warrant entitling the holder to purchase one share of our common stock at a price of $0.52 per share until September 29, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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- ii -

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DOUGLAS LAKE MINERALS INC.
a Nevada corporation

55,589,789 Shares of Common Stock

This prospectus relates to the resale of up to 55,589,789 shares of our common stock that may be sold, from time to time, by the selling stockholders (each, a "Selling Stockholder") named in this prospectus for their own account, consisting of:

  27,173,372 shares of our common stock that have been issued to certain of the Selling Stockholders; and

  28,416,417 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

These transactions are described in this prospectus under "Selling Stockholders."

Our common stock is quoted on the OTC Bulletin Board under the symbol "DLKM". On May 6, 2011, the low bid price of our common stock was $0.49 per share, the high ask price of our common stock was $0.50 per share, and the closing price was $0.50 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

It is anticipated that the Selling Stockholders will offer to sell the shares of common stock being offered in this prospectus at prevailing market prices of our common stock on the OTC Bulletin Board. Any Selling Stockholder may, in such Selling Stockholder's discretion, elect to sell such shares of common stock at fixed prices, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 5 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ◆ , 2011.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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In this prospectus, unless otherwise specified references to "the Company", "our Company", "we", "us" or "our" mean Douglas Lake Minerals Inc., unless the context otherwise requires. All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have interests in mineral claims known as the Handeni District Project and the Mkuvia Alluvial Gold Project, located in on Tanzania, Africa, through prospecting licenses issued by the government of Tanzania.

None of our mineral claims contain any substantiated mineral deposits or reserves of minerals. Minimal exploration has been carried out on these claims. Accordingly, additional exploration of these mineral claims is required before any determination as to whether any commercially viable mineral deposit may exist on our mineral claims. Our plan of operations is to carry out preliminary exploration work on our mineral claims in order to ascertain whether our mineral claims warrant advanced exploration to determine whether they possess commercially exploitable deposits of minerals. We will not be able to determine whether or not any of our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on the properties underlying our mineral claim interests, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.

We were incorporated under the laws of Nevada effective January 5, 2004. Our principal business offices are located at Suite 500-666 Burrard Street, Vancouver, British Columbia V6C 3P6 and our telephone number is (604) 642-6165.

The Offering
The Issuer:	Douglas Lake Minerals Inc.
The Selling Stockholders:

The Selling Stockholders are comprised of certain of our existing stockholders who acquired our securities as described below. The Selling Stockholders are named in this prospectus under "Selling Stockholders".

Shares Offered by the Selling Stockholders:	The Selling Stockholders are offering up to an aggregate of 55,589,789 shares of our common stock comprised of:

  11,285,494 shares of common stock and 11,284,494 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 11,285,494 units at a price of $0.45 per unit in a private placement that closed on March 11, 2011;

  3,576,768 shares of common stock and 3,576,768 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 3,576,768 units at a price of $0.45 per unit in a private placement that closed on March 21, 2011;

  12,311,110 shares of common stock and 12,311,110 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 12,311,110 units at a price of $0.45 per unit in a private placement that closed on March 29, 2011; and

1,243,045 shares of common stock issuable upon exercise of warrants issued on March 29, 2011 pursuant to finders' fee agreements.
Offering Price:

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

Terms of the Offering:	The Selling Stockholders will determine when and how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of the Offering:	The offering will conclude when all of the 55,589,789 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We will receive proceeds in the event that any warrants are exercised.
Market for our Common Stock:

Our common stock is quoted on the OTC Bulletin Board under the symbol "DLKM". On May 6, 2011, the low bid price of our common stock was $0.49 per share, the high ask price of our common stock was $0.50 per share, and the closing price was $0.50 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Outstanding Shares of Common Stock:	There were 292,416,653 shares of common stock outstanding as of May 6, 2011.
Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our audited financial statements as at May 31, 2010 and 2009, and for the period from inception (January 5, 2004) to May 31, 2010, together with the notes to these financial statements; (ii) our unaudited financial statements for the nine month period ended February 28, 2011 and 2010, and the period from inception (January 5, 2004) to February 28, 2011, together with the notes to these financial statements; and (iii) the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations", included elsewhere herein.

Balance Sheet Data

	As at February 28, 2011	As at February 28, 2010	As at May 31, 2010	As at May 31, 2009
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash	$ 222,408	$ 40,200	$ -	$ 197,030
Working capital (deficit)	2,440,698	(1,530,235)	(1,539,978)	(1,061,606)
Total assets	3,357,019	156,288	46,789	270,944
Total liabilities	877,895	1,646,986	1,553,468	1,274,301
Total stockholders' equity (deficit)	2,479,124	(1,490,698)	(1,506,679)	(1,003,357)

Statement of Operations Data

	For the Period from Inception (January 5, 2004) to February 28, 2011	Nine Months Ended February 28, 2011	Nine Months Ended February 28, 2010	Year Ended May 31, 2010	Year Ended May 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues	-	-	-	-	-
Expenses
Amortization	$ 60,994	$ 18,241	$ -	$ 24,950	$ 16,216
Consulting	18,289,339	10,738,950	1,700,294	1,710,134	1,934,253
General & administrative	1,160,896	160,070	93,132	178,083	304,311
Mineral property costs	79,767,059	60,237,646	67,081	98,361	1,661,186
Professional	1,424,388	304,843	191,039	209,481	353,687
Rent	164,604	30,866	42,046	56,004	49,343
Travel	1,402,744	234,914	64,732	122,291	440,014
Loss before other items	(102,270,024)	(71,725,530)	(2,158,324)	(2,399,304)	(4,759,010)
Other Items
Gain on write-down of accounts payable	102,880	102,880	-	-	-
Mineral property option payments	3,616,017	3,110,000	125,000	350,000	-
Loss on sale of investment securities	(57,071)	-	-	-	-
Net loss	$ (98,608,198)	$(68,512,650)	$(2,033,324)	$(2,049,304)	$(4,759,010)
Net loss per share		$ (0.39)	$ (0.03)	$ (0.03)	$ (0.08)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized business with a limited operating history.

We were incorporated in January 2004 and have a limited operating history which makes it difficult to evaluate the investment merits of our Company. As of February 28, 2011, we had incurred a net loss since inception of $98,608,198.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on January 5, 2004 to February 28, 2011, we had a net loss of $98,608,198. We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able to bring a mineral property into production. There is a risk that we may never bring a mineral property into production, that our operations will not be profitable in the future and you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favourable to us.

Our exploration activities are highly speculative and involve substantial risks.

The mineral properties that we held interests in during our year ended May 31, 2010 are in the exploration stage and no proven mineral reserves have been established. Our exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to mining operations, and interruptions may be caused by adverse weather conditions. Our operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls. Our exploration activities are subject to substantial hazards, some of which are not insurable or may not be insured for economic reasons. Any of these factors could have a material adverse effect on our results and financial condition.

We cannot accurately predict whether commercial quantities of ores will be established.

Whether an ore body will be commercially viable depends on a number of factors beyond our control, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We cannot predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable which would have a material adverse effect on our business. We have no mineral producing properties at this time. We have not defined or delineated any proven or probable reserves or resources on any of our properties to date.

We may not be able to establish the presence of minerals on a commercially viable basis.

Substantial expenditures will be required to develop the exploration infrastructure at any site chosen for exploration, to establish ore reserves through drilling, to carry out environmental and social impact assessments, and to develop metallurgical processes to extract the metal from the ore. We may not be able to discover minerals in sufficient quantities to justify commercial operation, and we may not be able to obtain funds required for exploration on a timely basis. Accordingly, you could lose your entire investment.

We will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond our control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. Our existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably and you could lose your entire investment.

Our competition is intense in all phase of our business.

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking minerals exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring, exploring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable minerals exploration properties will be available for acquisition, exploration and development.

Our exploration activities are subject to various local laws and regulations

We are subject to local laws and regulation governing the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. We require licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a material adverse impact on our Company. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions. This would have a material adverse effect on our results and financial condition.

We have uninsurable risks.

We may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. We may become subject to liability for pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We depend on key management personnel.

The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. We do not maintain key-man life insurance on any of our officers. A loss of any of them could adversely affect our business.

We are subject to the volatility of metal and mineral prices.

The economics of developing metal and mineral properties are affected by many factors beyond our control including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which we are exploring are highly speculative and volatile. Depending on the price of gold or other resources, we may determine that it is impractical to commence or continue commercial production. The price of gold has fluctuated widely in recent years. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue our exploration activities, or commence or continue commercial production.

Our business activities are conducted in Tanzania.

Our mineral exploration activities in Tanzania may be affected in varying degrees by political stability and government regulations relating to the mining industry and foreign investment in that country. The government of Tanzania may institute regulatory policies that adversely affect the exploration and development (if any) of our properties. Any changes in regulations or shifts in political conditions in this country are beyond our control and may materially adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, foreign exchange controls, income taxes, expropriation of property, environmental legislation and mine safety.

We may not have clear title to our properties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and title to our properties may be affected by prior unregistered agreements or transfer, or undetected defects. Some of our prospecting licenses are currently subject to renewal by the Ministry of Energy and Minerals of Tanzania. There is a risk that we may not have clear title to all our mineral property interests, or they may be subject to challenge or impugned in the future, which would have a material adverse effect on our business.

Our mineral property interests may be subject to other mining licenses.

Local residents in Tanzania may have registered the right to mine in small areas located within a prospecting license, such rights are evidenced by a mining license. There can be no guarantee that we will be successful in negotiating with mining license owners to acquire their rights if we determine that we need their permission to drill or mine on the land covered by such mining licenses.

We have requirements for and there is an uncertainty of access to additional capital.

At February 28, 2011, we had cash of $222,408 and working capital of $2,440,698. We will continue to incur exploration costs to fund our plan of operations and intend to fund our plan of operations from working capital and equity subscriptions. Ultimately, our ability to continue our exploration activities depends in part on our ability to commence operations and generate revenues or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing for our operations.

Our current operations do not generate any cash flow. Any work on our properties may require additional equity financing. If we seek funding from existing or new joint venture partners, our project interests will be diluted. If we seek additional equity financing, the issuance of additional shares will dilute the current interests of our shareholders. We may not be able to obtain additional funding to allow us to fulfill our obligations on our existing exploration property or any future exploration properties. Our failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and the possible partial or total loss of our potential interest in certain properties or dilution of our interest in certain properties which would have a material adverse effect on our business.

Our directors and officers are indemnified for any monies they pay in settlement of actions performed while a director or officer.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with our Company. We have authorized the indemnification of our officers and directors to the full extent available under the Nevada Revised Statutes.

Risks Related to Our Common Stock

The trading price of our common stock may be volatile.

The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the mineral sector in which we operate; changes in the market price of gold; current events affecting the global economic situation; changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common shares. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We could be required to rescind an offering of our shares.

On January 23, 2006, the Pennsylvania Securities Commission ("PSC") issued an inquiry letter to our Company. The inquiry alleged that we offered and sold securities to investors without being in compliance with Regulation D and without registration. The PSC notified us that an acceptable course of action was for us to offer the Pennsylvania state residents an opportunity to rescind their investment with us. While the Pennsylvania state residents have rejected our offer to repurchase their shares, we do not plan to make the same offer to our other US investors, residents of California, or our British Columbia resident investors. The offering consisted of a total of 38 investors, 35 of which are residents of British Columbia and the total amount of money paid to us to acquire common stock during this offering was $397,000. If the investors invoked their rescission right or if any securities commission requires us to offer a right of rescission to the rest of the investors, we may have to refund up to $388,600.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of copper, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of ore reserve development and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Stockholders. All proceeds from the sale of the shares will be for the account of the Selling Stockholders, as described below in the sections of this prospectus entitled "Selling Stockholders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell their shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 55,589,789 shares of common stock offered through this prospectus, consisting of:

  27,173,372 shares of our common stock that has been issued to certain of the Selling Stockholders; and

  28,416,417 shares of our common stock, issuable upon the exercise of outstanding common stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

The 55,589,789 shares of our common stock offered by the Selling Stockholders are comprised of:

  11,285,494 shares of common stock and 11,285,494 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 11,285,494 units at a price of $0.45 per unit on March 11, 2011 (the warrants are issuable at an exercise price of $0.52 per warrant share until September 11, 2012);

  3,576,768 shares of common stock and 3,576,768 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of an aggregate of 3,576,768 units at a price of $0.45 per unit on March 21, 2011 (the warrants are issuable at an exercise price of $0.52 per warrant share until September 21, 2012);

  12,311,110 shares of common stock and 12,311,110 shares of common stock issuable upon exercise of warrants issued pursuant to the issuance of 12,311,110 units at a price of $0.45 per unit on March 29, 2011 (the warrants are issuable at an exercise price of $0.52 per warrant share until September 29, 2013); and

  1,243,045 shares of common stock issuable upon exercise of warrants issued pursuant to finders' fee agreements on March 29, 2011 (the warrants are issuable at an exercise price of $0.52 per warrant share until September 29, 2013).

The following table sets forth certain information regarding the ownership of our shares of common stock to be sold by the Selling Stockholders as of the date of the registration statement of which this prospectus forms a part. The number of shares to be offered by the Selling Stockholders include both the shares issued in the private placement transactions and the shares issuable to the Selling Stockholders upon exercise of the warrants described above.

Information with respect to ownership is based upon information obtained from the Selling Stockholders. Information with respect to "Shares Owned Prior to this Offering" includes the shares issuable upon exercise of warrants held by the Selling Stockholders. The "Shares to be Offered under this Prospectus" includes the shares acquired by the Selling Stockholders in the transactions described above and shares that are issuable upon exercise of the warrants acquired in such transactions. Information with respect to "Shares Owned After this Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, the Selling Stockholders own and have sole voting and investment power over all shares or rights to these shares. Except for their ownership of common stock or otherwise as described below, none of the Selling Stockholders had or have any material relationship with us.

Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as at the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.
Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
ADCO GMBH(3)	900,000	900,000	Nil	Nil
Jay P. Randall, Jr. & Lisa A. Randall	40,000	40,000	Nil	Nil
Greg McKenzie	1,111,100	1,111,100	Nil	Nil
Stoutness Foundation(4)	2,000,000	2,000,000	Nil	Nil
John Boyce	200,000	200,000	Nil	Nil
Gold 3000 Ltd.(5)	4,660,000	4,660,000	Nil	Nil
Lawrence M. Clark, Jr.	4,444,444	4,444,444	Nil	Nil
CLCF Transition Trust of 7/1/2008(6)	148,000	148,000	Nil	Nil
Sandeep Gill	600,000	600,000	Nil	Nil
Amardeep Bratch	200,000	200,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Satwant Singh Sidhu	800,000	800,000	Nil	Nil
Rantej Singh Grewal	110,000	110,000	Nil	Nil
Taj Senghera	44,000	44,000	Nil	Nil
Parminder Singh Bhatti	50,000	50,000	Nil	Nil
Pavanjot Sandhu	44,000	44,000	Nil	Nil
Pritpaul S. Gill	42,000	42,000	Nil	Nil
Mohinder S. Gill	42,000	42,000	Nil	Nil
Graeme Foster	46,000	46,000	Nil	Nil
Gagandeep Sohi	300,000	300,000	Nil	Nil
Amar Johl	80,000	80,000	Nil	Nil
Avtar Sidhu	300,000	300,000	Nil	Nil
Parmjit Sidhu	63,000	63,000	Nil	Nil
Vern R. Young	40,000	40,000	Nil	Nil
David Rausch	20,000	20,000	Nil	Nil
Michael Siegele	62,000	62,000	Nil	Nil
Thomas J. Hammes	40,000	40,000	Nil	Nil
Ronald C. Bingel	510,000	510,000	Nil	Nil
Steve Hawboldt	200,000	200,000	Nil	Nil
Amarjit Pattar	900,000	900,000	Nil	Nil
Mehrban Sidhu	100,000	100,000	Nil	Nil
Manpreet Uppal	200,000	200,000	Nil	Nil
Amrit Pawa	100,000	100,000	Nil	Nil
Bank Gutenberg AG(7)	1,500,000	1,500,000	Nil	Nil
Edward Petka & Phyllis Petka	40,000	40,000	Nil	Nil
Pierre Vaillancourt	140,000	140,000	Nil	Nil
Barbara J. Hartel	200,000	200,000	Nil	Nil
Sandy Johal	320,000	320,000	Nil	Nil
Gurkeerat S. Grewal	1,000,000	1,000,000	Nil	Nil
Espaniol Investments Inc.(8)	444,444	444,444	Nil	Nil
Brian T. LeClerq	300,000	200,000	100,000	Less than 1%
0709037 BC Ltd.(9)	200,000	200,000	Nil	Nil
Naresh Desai	200,000	200,000	Nil	Nil
Klun Corp.(10)	200,000	200,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Jasbir Manak	40,000	40,000	Nil	Nil
Hardial Singh	40,000	40,000	Nil	Nil
Sukhpreet Chatha	100,000	100,000	Nil	Nil
Genesis Opportunity Fund, LP(11)	444,444	444,444	Nil	Nil
Terra Rica Fund, LP(12)	444,444	444,444	Nil	Nil
Tony Hui	20,000	20,000	Nil	Nil
Balvinder Parhar	30,000	30,000	Nil	Nil
Ronald Chow	17,760	17,760	Nil	Nil
Raymond Atwal	20,000	20,000	Nil	Nil
Davinder Gaday	76,000	76,000	Nil	Nil
Paramjit Rai	22,000	22,000	Nil	Nil
David Groves	250,000	250,000	Nil	Nil
Robert Moore	50,000	30,000	20,000	Less than 1%
Janice Boots	40,000	40,000	Nil	Nil
Paul Cox	100,000	100,000	Nil	Nil
Lianne Britten	100,000	100,000	Nil	Nil
Rashid Ahmed	60,000	60,000	Nil	Nil
Ron Beesley	50,000	50,000	Nil	Nil
Serge Bonnett	44,000	44,000	Nil	Nil
Carmax Enterprises(13)	200,000	200,000	Nil	Nil
Jie Chen	350,000	350,000	Nil	Nil
GTO Enterprises Ltd.(14)	200,000	200,000	Nil	Nil
Michael Halvorson	200,000	200,000	Nil	Nil
Hollyvale Ltd.(15)	200,000	200,000	Nil	Nil
Brian Kask	100,000	100,000	Nil	Nil
Liyan Li	300,000	300,000	Nil	Nil
Gordon Love	50,000	50,000	Nil	Nil
Richard Machin	100,000	100,000	Nil	Nil
Dr. David Bridger Inc.(16)	60,000	60,000	Nil	Nil
Scott Stewart & Judith Bates	140,000	140,000	Nil	Nil
John Nelson	120,000	120,000	Nil	Nil
James L. Ebersohl	20,000	20,000	Nil	Nil
William Darnall	30,000	30,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Owned After Offering	Percentage of Issued and Outstanding Shares(2)
Christa M. Soltis	40,000	40,000	Nil	Nil
Harpreet S. Hoonjan	400,000	400,000	Nil	Nil
Victor & Johanna Werchohlad	200,000	200,000	Nil	Nil
Milton F. Langer	20,000	20,000	Nil	Nil
Cheng Lun Wang	100,000	100,000	Nil	Nil
Douglas Brealey	400,000	400,000	Nil	Nil
John Burton	56,000	56,000	Nil	Nil
Joseph N. Bulik	20,000	20,000	Nil	Nil
Brian Quigley	20,000	20,000	Nil	Nil
Julia Raeder	200,000	200,000	Nil	Nil
Regal RV Resorts, Inc.(17)	200,000	200,000	Nil	Nil
Jamie Spreng	200,000	200,000	Nil	Nil
Prophet Fund Inc.(18)	400,000	400,000	Nil	Nil
Yama Yaqeen	80,000	80,000	Nil	Nil
Bara Holdings Ltd.(19)	444,444	444,444	Nil	Nil
Brad Canning	60,000	60,000	Nil	Nil
Cole Mattila	44,444	44,444	Nil	Nil
Anchorage Capital Master Offshore, Ltd.(20)	22,222,222	22,222,222	Nil	Nil
Hudson Bay Master Fund Ltd.(21)	400,000	400,000	Nil	Nil
Highbridge International, LLC(22)	1,111,110	1,111,110	Nil	Nil
Cranshire Capital LP(23)	444,444	444,444	Nil	Nil
Midsummer Ventures, LP(24)	444,444	444,444	Nil	Nil
Rodman & Renshaw, LLC(25)	870,130	870,130	Nil	Nil
Edward Kovalik	223,749	223,749	Nil	Nil
Steven Lee	99,444	99,444	Nil	Nil
Reid Rubenstein	49,722	49,722	Nil	Nil
Total	55,709,789	55,589,789	120,000	Less than 1%

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

(2)     The applicable percentage of ownership is based on 292,416,653 shares of our common stock issued and outstanding as of May 6, 2011. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of the acquisition rights as described in note 1 above.

(3)     Walter Wehrli, President, has voting and investment control over the securities held by ADCO GMBH.

(4)     Edward Hay, President, has voting and investment control over the securities held by Stoutness Foundation.

(5)     Jarladth Travers, Director, has voting and investment control over the securities held by Gold 3000 Ltd.

(6)     Loretta Centgraf, Trustee, has voting and investment control over the securities held by CLCF Transition Trust of 7/1/2008.

(7)     C. Balmelli, Managing Director, has voting and investment control over the securities held by Bank Gutenberg, AG.

(8)     Raj Binpal has voting and investment control over the securities held by Espaniol Investments Inc.

(9)     Minaz Devji, President, has voting and investment control over the securities held by 0709037 BC Ltd.

(10)   Sharma Kumar has voting and investment control over the securities held by Klun Corp.

(11)   Jaime Hartman, Managing Member, has voting and investment control over the securities held by Genesis Opportunity Fund, LP.

(12)   Jaime Hartman, Managing Member, has voting and investment control over the securities held by Terra Rica Fund, LP.

(13)   Eric Carlson, President, has voting and investment control over the securities held by Carmax Enterprises.

(14)   Grace To, President, has voting and investment control over the securities held by GTO Enterprises Ltd.

(15)   Jeremy Spring, President, has voting and investment control over the securities held by Hollyvale Ltd.

(16)   David Bridger has voting and investment control over the securities held by Dr. David Bridger Inc.

(17)   Rene Poole, Director, has voting and investment control over the securities held by Regal RV Resorts, Inc.

(18)   Ron Hrynyk, President and Chief Executive Officer, has voting and investment control over the securities held by Prophet Fund Inc..

(19)   Sherrold Haddad, President, has voting and investment control over the securities held by Bara Holdings Ltd.

(20)   Kevin Ulrich, Chief Executive Officer of Anchorage Advisors, LLC, has voting and investment control over the securities held by Anchorage Capital Master Offshore, Ltd.

(21)   Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(22)   Mark Vanacore, Portfolio Manager at Highbridge Capital Management, LLC, has voting and investment control over the securities held by Highbridge International, LLC.

(23)   Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire Capital LP ("Cranshire") and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin ("Mr. Kopin"), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Cranshire.

(24)   Michel Amsalem, President of Midsummer Capital LLC, and Joshua Thomas, Portfolio Manager of Midsummer Capital LLC, have voting and investment control over the securities held by Midsummer Ventures, LP.

(25)   David Horin, the Chief Financial Officer of Rodman & Renshaw, LLC, has voting and investment control over the securities held by Rodman & Renshaw, LLC.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share. As of May 6, 2011, there were 292,416,653 shares of our common stock issued and outstanding.

As set forth above in the section of this prospectus entitled "Selling Stockholders", the registration statement of which this prospectus forms a part relates to the registration of:

  27,173,372 shares of our common stock that have been issued to certain of the Selling Stockholders; and

  28,416,417 shares of our common stock, issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock by the Selling Stockholders.

Common Stock

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock representing 10% of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Stock Purchase Warrants

As indicated above, the registration statement of which this prospectus forms a part relates to the registration of 55,589,789 shares of our common stock, including 28,416,417 shares issuable upon the exercise of outstanding stock purchase warrants to acquire shares of our common stock. The characteristics of such stock purchase warrants are as follows:

  11,285,494 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.52 per share, for a period of 18 months expiring on September 11, 2012;

  3,576,768 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.52 per share, for a period of 18 months expiring on September 21, 2012; and

  13,554,155 stock purchase warrants, each of which warrant entitles the subscriber to purchase one share of our common stock at a price of $0.52 per share, for the period of 30 months expiring on September 29, 2013.

DESCRIPTION OF BUSINESS AND PROPERTIES

Corporate Organization

We were incorporated on January 5, 2004 under the laws of the State of Nevada. Effective January 21, 2009 we effected a 5 for 1 stock split of our common stock and increased our authorized capital to 500,000,000 shares of common stock having a $0.001 par value.

Our principal offices are located at Suite 500, 666 Burrard Street, Vancouver, British Columbia V6C 3P6. Our telephone number is (604) 642-6165 and our fax number is (604) 642-6168.

General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have interests in mineral claims known as the Handeni District Project and the Mkuvia Alluvial Gold Project, located in on Tanzania, Africa, through prospecting licenses issued by the government of Tanzania.

None of our mineral claims contain any substantiated mineral deposits or reserves of minerals. Minimal exploration has been carried out on these claims. Accordingly, additional exploration of these mineral claims is required before any determination as to whether any commercially viable mineral deposit may exist on our mineral claims. Our plan of operations is to carry out preliminary exploration work on our mineral claims in order to ascertain whether our mineral claims warrant advanced exploration to determine whether they possess commercially exploitable deposits of minerals. We will not be able to determine whether or not any of our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on the properties underlying our mineral claim interests, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.

Our Mineral Claims

Handeni District Prospecting Licenses

Currently, our primary focus in on the Handeni District Project. Effective September 21, 2010, our Board of Directors ratified the entering into of and immediate closing of a certain Mineral Property Acquisition Agreement (the "Acquisition Agreement") dated September 15, 2010 with IPP Gold Limited ("IPP"), pursuant to which we acquired an undivided 100% legal, beneficial and registerable interest in and to four prospecting licences (the "PLs"), totaling approximately 800 square kilometres, located in the Handeni District of Tanzania and which were owned or controlled by IPP Gold and its affiliates.

In accordance with the terms of the Acquisition Agreement effective September 21, 2010, IPP Gold has now become a major stakeholder in our Company. Pursuant to the terms of the Acquisition Agreement, we issued 133,333,333 restricted shares of common stock to IPP Gold in exchange for 100% interest in the four PLs of the new Handeni Project, with no further payments in shares or cash required.

The Commissioner for Minerals of Tanzania has confirmed the recording in the Central Register the transfer of 100% shares of each of the Prospecting License Nos. 6742/2010, 6743/2010, 6744/2010 and 6779/2010, which comprise the Handeni Project, from IPP Gold Limited to our Company, and that such transfer has been duly recorded on the terms and conditions contained in such Prospecting Licenses.

We obtained a Technical Report on the Handeni Property (the "Handeni Report"), dated April 25, 2011, as prepared at our request by Avrom E. Howard, MSc, FGA, PGeol (Ontario), Principal Consultant at Nebu Consulting LLC. Mr. Howard is a Qualified Person in accordance with Canadian National Instrument 43-101 Standards for Disclosure of Mineral Projects and its Companion Policy ("NI 43-101") and is a Practicing Professional Geologist registered with the Association of Professional Geoscientists of Ontario (registration number 0380). The Handeni Report follows on the heels of a detailed geological compilation and exploration report prepared in 2010 by Dr. Reyno Scheepers, a South African professional geologist who is a director of our Company. Upon independent review by, and to the satisfaction of Mr. Howard, much of the contact from Dr. Scheepers's report has been referred to and referenced in the Handeni Report.

Much of the information regarding the Handeni District Project as provided below is based on information provided in the Handeni Report.

The author of the Handeni Report visited the Handeni property on February 26, 2011, accompanied by Dr. Scheepers. Given the almost total absence of outcrop across the property area, on the one hand, and the abundance of district to regional scale geological data, recent exploration data, intensive artisanal mining activity in the boundary area between the Company's Handeni property and the adjacent Magambazi property belonging to Canaco Resources Inc. and their well publicized news releases and developments, on the other, the author of the Handeni Report determined that he was able to complete a meaningful property visit within the timeframe of a single day to his technical satisfaction, sufficient for the purpose of preparing the Handeni Report.

Location and Access

The Handeni property lies within the historic Handeni artisanal gold mining district, located in Tanga province, roughly 175 kilometers northwest of Tanzania's largest city, Dar Es Salaam, and 100 kilometers southwest of the more northerly coastal city of Tanga. The road from Dar Es Salaam to Tanga is paved; the secondary road that heads northwest from this road to the town of Handeni, a distance of 65 kilometers, is currently being upgraded and paved. The Handeni property is located roughly 35 kilometers south of the town of Handeni. From this point, a number of dirt roads head south across various portions of the Handeni property and beyond. Driving time from Dar Es Salaam is approximately five hours, depending on traffic and the weather.

Access during the dry season is not difficult and does not even require a 4X4 vehicle. Roads within the licenses are mostly tracks, some of which are not accessible during the rainy season. The area experiences two rainy seasons, namely a short wet period during November and December and the main rain season lasting from April to June. Exploration conditions during the rainy periods may be difficult, specifically during the April to June period. Petrol is available at a number of points along the north-south portion of the journey and in Handeni town itself.

The average elevation in the Company's license area is 450 meters above sea level. The area is densely vegetated with tall trees and grass over undulating hills of gneiss that comprise the main topographic feature in the area. Muddy, slow moving rivers and creeks crisscross the valleys and plains; some of the larger streams may experience high flow during intense rainfalls.

The area is scarcely populated with occasional small villages where people are engaged in small scale mixed farming and artisanal gold mining. Handeni town is a community of several thousand inhabitants haphazardly spread over a series of small, rounded hills, where basic services and accommodation are available.

LOCATION MAP: HANDENI PROPERTY IN TANZANIA

Property Description

The property comprises four Prospecting Licenses ("PLs") encompassing nearly 800 square kilometers, all of which are in good standing.

The following table provides details about each Prospecting License.

List of Prospecting Licenses, Handeni Property

PL No.	Area (Sq Km)	Issue Date	Original Recipient	Transfer Date (To IPP)	Transfer Date (To Douglas Lake)	Expiry Date	Renewal Date
6742/2010	197.98	05/10/10	Diamonds Africa Ltd.	18/11/10	12/12/10	04/10/13	05/10/13
6743/2010	195.48	13/10/10	Gold Africa Ltd.	18/11/10	12/12/10	12/10/13	13/10/13
6744/2010	198.70	13/09/10	M-Mining Ltd.	18/11/10	12/12/10	12/09/13	13/09/13
6779/2010	197.74	13/09/10	Tanzania Gem Center Ltd.	18/11/10	12/12/10	12/09/13	13/09/13

Within the property are several, smaller areas that belong to small scale artisanal miners, all of which are indicated in red in the license map presented below. The areas found within PL 6742/2010 predate the arrival of IPP and remain in the hands of the local artisanal miners to whom Primary Licenses, or what are informally known as "Primary Mining Licenses" or "PMLs" have been issued. Artisanal gold mining activity remains ongoing in some of these areas.

License Map, Handeni Property Prospecting Licenses, showing excluded areas in red

Toward the western edge of PL 6743/2010 are several more PMLs that do not belong to the Company. The area colored in green in the figure below is a unitized block of four PMLs that were acquired by CRI from their owners; this is where the most intensive artisanal gold mining activity is currently taking place, with well over one hundred laborers working at a variety of mining and milling sites adjacent to and up the hill from a shanty town of huts that is found just north of Magambazi hill. It is the Company's understanding that CRI has reached an agreement with the original owners of these PMLs and the people currently working there, which will lead to their ceasing artisanal operations and vacating the site.

Ownership of a single, isolated claim block, depicted in fuchsia below remains uncertain, something IPP and the Company are attempting to ascertain. Ownership of the smaller, rectangular red block that overlies the CRI-Douglas Lake boundary remains unknown, as well, another matter that IPP and the Company are currently pursuing. The remaining block of 31 PMLs, shown as a grid of blue lines, below, belongs to IPP. At present, there is no formal agreement between the Company and IPP covering these licenses; however, IPP has granted the Company permission to traverse the area and conduct operations across it.

History

General. Mining in Tanzania in the modern era dates back over one hundred years, first under German colonial rule; during the First World War a number of military engagements took place there. After the war ended control of the area was ceded to the British, under whose colonial authority mining and other activities continued and expanded. Mining focused on gold, diamonds and a variety of colored gemstones, notably including the discovery and development of the world's largest diamondiferous kimberlite pipe (to date), by Canadian geologist John Williamson, a deposit that remains in production to this day. Shortly after achieving independence from the British, in 1961, Tanzania veered left, leading to the nationalization of most private sector industries, in turn resulting in the inevitable a mass exodus of foreign investment and private capital and the consequent decline in economic activity in all sectors, including mining. Finally, beginning in the 1990s, in line with many other developing countries around the world, the Tanzanian government instituted several reforms to return to a free market economy, privatize the mining industry and encourage both domestic and foreign investment in all economic sectors. In the case of the mining industry, this was supplemented, in 1998, through the passage of a new, more industry-friendly mining code.

Currently, Tanzania is a significant producer of gold, diamonds and a variety of colored gemstones including tanzanite, the trade name for generally heat treated, bluish-purple epidote. The Merelani Hills, east of Arusha, is the only place where this gemstone variety of epidote is found in commercial quantities. Tanzania also hosts a significant metamorphic ruby (in zoisite) district near Longido, north of Arusha and near the BORDER=0 with Kenya where a variety of small scale producers are active. A recently discovered uranium deposit is currently under development, as well, in the southeast area of the country. Tanzania is Africa's third leading gold producer, after Ghana and South Africa, with several major and junior companies producing and exploring for gold, mostly in northwestern Tanzania, south of Lake Victoria, in an area informally known as the Lake Victoria gold belt.

The Handeni Property. Gold has been known in the Handeni area for many years with some attributing its discovery to the Germans prior to World War One; however, it was the increase in gold prices and consequent increase in artisanal gold mining activity in the Handeni area that led to the discovery of larger deposits of placer gold, in turn leading in 2003 to a classic gold rush. The discovery and mining of lode deposits followed, soon after, along with the growth of a shanty mining town at the northern base of Magambazi Hill.

In 2005, the Company's predecessor, IPP, entered into negotiations with a group of thirty-four local artisanal miners that collectively controlled four PMLs on and near Magambazi Hill, site of the area's known lode mineralization, and upon failing in this endeavor acquired a number of PMLs east of Magambazi Hill from other local owners as well that portion of a large Prospecting Reconnaissance License ("PLR") belonging to Midlands Minerals Tanzania Limited.

Between 2005 and 2010, IPP carried out exploration over its PLR leading to the upgrading of its holdings from one PLR to four PLs, in August 2010. Exploration work included airborne magnetic and radiometric surveys, ground magnetic surveys, reconnaissance geological mapping, soil sampling, pitting and trenching. It is these four PLs that were acquired by the Company from IPP and are the subject of this report.

Geological Setting

Regional Geology. The geological framework of Tanzania reflects the geologic history of the African continent as a whole. Its present appearance is a result of a series of events that began with evolution of Archean shield, followed by its modification through metamorphic reworking and accretion of other continental rocks, in turn covered by continentally derived sediments. Pre-rift magmatism followed by active rifting has also left a major mark upon the Tanzanian landscape.

Several regional geological mapping programs have been carried out across the country over the past one hundred plus years, which has led to the recognition of several major litho-structural provinces from Archean to recent age. The Archean craton covers most of the western two thirds of the country, roughly bounded to the east by the East African Rift. Archean rocks host all of the country's kimberlite pipes and contained lode diamond deposits, and most of its lode gold deposits. The Archean basement terrain is bounded to the east and west by a series of Proterozoic mobile belts; this area, particularly that to the east, hosts most of the country's wide variety of colored gemstone deposits. Some recent research suggests that portions of this assumed Proterozoic terrane may actually consist of Archean crust that has undergone a later phase of higher grade metamorphism.

The Phanerozoic is represented by a series of sedimentary units of Paleozoic to Mesozoic age, in turn followed by a pre-rift period of kimberlitic and related, alkalic, mantle-derived intrusive and extrusive activity that presaged active rifting. Rocks related to this event intrude up to Upper Mesozoic and Lower Cenozoic sedimentary formations. Next came a period of rift-related intrusive and extrusive activity concentrated in the Arusha area - to the northeast and Mbeya area - to the southwest, which is responsible for mountain-sized volcanoes such as Mt. Meru and Mt. Kilimanjaro. Finally, a wide variety of recent and largely semi- to un-consolidated wind, water and weathering-derived recent formations are found across the country, a number of which host placer gold, diamond, and colored gemstone deposits.

Property Geology. The geology of Handeni area comprises granulite to amphibolite facies metamorphic rocks interpreted to originally have formed a sequence of ultramafic to felsic volcanic flows, black shales and quartz-bearing sedimentary rocks. High grade metamorphism has converted these original lithologies to a variety of metamorphic equivalents including: biotite-hornblende-garnet-pyroxene gneiss, migmatitic augen garnet- hornblende-pyroxene gneiss, quartzo-feldspathic hornblende-biotite-pyroxene gneiss, pyroxene-hornblende-biotite-garnet granulite, and others. The entire assemblage has been folded into a synform with a northwest-southeast axis, complicated by numerous faults, some of which are spatially associated with gold mineralization.

Recent research by geologists from the University of Western Australia suggests that much of what has previously been considered to be of Proterozic age (Usagaran System) may in fact be overprinted Archean crust. This hypothesis has been invoked to help interpret the geology within which gold in this area is found and as the basis for an analogy between this gold mineralization and that found in less metamorphosed, bona fide Archean rocks in the Lake Victoria gold district, a few hundred km to the northwest. However, this is an hypothesis, only, one that may be used for exploration modeling purposes but one that still requires more work.

Mineralization

The Handeni property is at an early stage of exploration. There are no known mineral resources or reserves on the Handeni property, nor are there any known deposits on the property.

Insufficient work has been completed on the Company's property to be able to comment to any significant extent about the nature of gold mineralization found and that may be found therein. However, comments regarding mineralization may be made upon the basis of information released by CRI, the company that owns the immediately adjacent Magambazi gold deposit, a deposit that remains the subject of an ongoing drilling program and geological studies and which is considered to be the type occurrence/deposit for the evolving Handeni district. The hill within which this deposit is found extends southeast onto the Company's property.

According to the aforementioned report prepared by Dr. Scheepers, gold is found within garnet-amphibolite zones within biotite-feldspar gneiss at three locations in the Company's property, locations where historical lode gold occurrences have been documented. Gold occurs in quartz veins as well as within the garnet amphibolites adjacent to the quartz veins. Proof of this association is informally corroborated by the testimony of local, artisanal miners, who apparently recover gold both from quartz veins and gold-bearing gneiss that is not quartz vein bearing. Gold in the Company's property has also been documented in soils and placers, at a variety of locations, as well.

Exploration Activities

Whereas gold was known in the Handeni area prior to the arrival in 2005 of the Company's predecessor, IPP, there is no history of any formal exploration in the area aside from limited work at Magambazi Hill itself. IPP's initial work consisted of soil sampling and a ground magnetic survey over an area of 200 square kilometers covering the area now located within PL6743/2010 immediately east of Magambazi Hill. Over the five years that ensued, this was followed by a series of exploration campaigns involving a variety of exploration methods, in turn followed by interpretation and further work in an iterative fashion. A table summarizing the work completed by IPP (much of which was completed under the supervision of Dr. Scheepers) may be found below.

Summary of Historical Exploration Work, Handeni Property

Work	Year	Location(s)	Worker
Trenching, Pitting & Sampling	2009	Magambazi Hill	IPP
Stream Sediment Sampling	2008	Northeast quadrant of PL6744/2010	IPP
Soil Sampling	2009 2010	East of Magambazi Hill Over geophysically delineated zones in PL6779/2010 & PL6742/2010	IPP IPP IPP
Airborne Magnetic & Radiometric Survey	2009	PL6744/2010, PL6744/2010 & PL6779/2010	South African Council for Geoscience
Geological Mapping	2008 2010	Over geochemically anomalous and artisanal mining areas	IPP IPP
Ground Magnetic Survey	2009 2010	PL6743/2010	IPP
Regional Structural Interpretation	2009 2010	Entire property	IPP Douglas Lake

Several exploration targets were delineated on the basis of the aforementioned work either based upon anomalous gold soil geochemical results alone, or other features singly or in combination, that based upon gold deposit models have been deemed significant. Paramount among these are structural features - folds, shear zones, faults and thrust faults that have been interpreted on the basis of the magnetic and radiometric data, particularly where they have been seen to be coincident with anomalous gold in soils or locations of historical artisanal mining. Regardless of the gold deposit model one favors, structure is of fundamental significance as a conduit for and host to gold bearing solutions and in this light, therefore, all locations where anomalous gold has been found coincident with interpreted structures must be considered significant, particularly at this early stage of exploration on the Handeni property and in the district as a whole.

No drilling has been conducted on the Handeni property, to date, either by the Company or its predecessor. To date, the Company has not undertaken any sampling across the Handeni property.

Conclusions and Recommendations

The author of the Handeni report indicated that the most important conclusions to be derived at this juncture are:

1.   Based upon CRI's public disclosure, it appears as if a bona fide gold deposit has been discovered at Magambazi Hill, a deposit where ongoing drilling is finding more gold;

2.   The southeast extension of Magambazi Hill and, presumably, gold mineralization found within, continues onto the Company's license PL6743/2010;

3.   Historical placer and lode artisanal mining was a guide to Magambazi's potential;

4.   There are a number of other locations where intensive placer and artisanal gold mining took place within the Handeni property, notably the Kwandege and Mjembe areas;

5.   Processed airborne magnetic and radiometric data have delineated linear features that have been interpreted to represent a variety of structures - shears, thrust faults and cross faults;

6.   Limited soil geochemical surveying, carried out across some of these interpreted northwest-southeast trending structural features, has revealed several locations hosting anomalous gold in soils (statistically established to be gold values exceeding 10 parts per billion);

7.   Additionally, gold appears to be further concentrated at the intersection between the northwest-southeast trending structural features and northeast-southwest trending structural features, interpreted to represent later cross faults;

8.   These associations suggest a relationship between structures and gold, in turn providing a basis upon which to select additional areas within the Handeni property for more detailed gold exploration.

Taking these observations and interpretations into account, the company has identified twelve target areas. Additionally, there is the Kwandege area, the location of intensive recent artisanal placer and shallow lode mining. Along with Magambazi itself, Kwandege is perhaps the most immediate and significant gold target identified on the Handeni property, to date.

The author of the Handeni Report indicated that at Magambazi, Kwandege and Mjembe, detailed ground work consisting of mapping of the historical workings, geological mapping, pitting, trenching and sampling, along with detailed geochemical and geophysical surveys should be completed, in order that drill targets can be accurately delineated. In areas where gold soil anomalies have been located, detailed ground follow up should be completed, consisting of whatever combination of the methods referred to above are appropriate, once again in order that drill targets can be accurately delineated. On a larger property wide scale, PL6743/2010 remains to be covered by airborne magnetic and radiometric surveys, something that needs to be completed. Additional airborne surveys such as electromagnetic surveys may be considered, as well, should additional research suggest that the gold targets have a commensurate geophysical signature. A property wide, widely spaced reconnaissance soil grid should be completed, as well, with analysis for gold and pathfinder elements. Finally, once targets have been accurately delineated and confirmed on the ground, they need to be drilled.

This represents a considerable body of work remaining to be done, work that will require up to two years to complete. A generalized budget for this program is set forth in the following table:

EXPLORATION WORK	BUDGET (US$)
Airborne Geophysics	1,250,000
Ground Geophysics	250,000
Mapping, trenching, sampling, etc.	750,000
Drilling	2,250,000
Sundry & contingencies	500,000
TOTAL	$5,000,000

Mkuvia Alluvial Gold Project

Our other primary property of interest is the Mkuvia Alluvial Gold Project. On June 27, 2008 but effective on August 4, 2008 when ratified by our Board of Directors, we entered into a Joint Venture Agreement with Mkuvia Maita ("Mr. Maita"), the registered holder of certain prospecting licenses over certain areas covering approximately 430 square kilometers located in the Liwale and Nachigwea Districts of Tanzania. Pursuant to this agreement, we had the right to enter, sample, drill and otherwise explore for minerals on the property underlying the prospecting licenses as granted by the Government of Tanzania under the Mining Act of 1998 (revised 2010), subject to a perpetual net smelter royalty return of 3% payable to Mr. Maita.

Effective on July 14, 2009, our Board of Directors ratified, confirmed and approved our entering into of a new Joint Venture Agreement (the "New Mkuvia Agreement") with Mr. Maita. The New Mkuvia Agreement covers a slightly smaller area than the original agreement, covering an area of approximately 380 square kilometers located in the Liwale and Nachigwea Districts of Tanzania, and more particularly described as follows:

  Prospecting License No. 5673/2009;

  Prospecting License No. 5669/2009;

  Prospecting License No. 5664/2009; and

  Prospecting License No. 5662/2009

The New Mkuvia Agreement, which is dated for reference June 5, 2009, supersedes and replaces the prior joint venture agreement as entered into by and between our Company and Mr. Maita (the "Prior Agreement") regarding prior prospecting licenses held by Mr. Maita over substantially the same area, known as the "Mkuvia Project", which is the focus of our current exploration and development efforts.

Pursuant to the terms of the New Mkuvia Agreement we shall continue to have the right to enter, sample, drill and otherwise explore for minerals on the property underlying the New Prospecting Licenses as granted by the Government of Tanzania under the Mining Act and any other rights covered by the prospecting licenses listed above.

In consideration for the entry into of the New Mkuvia Agreement, we were required to pay Mr. Maita US$40,000 upon signing of the New Mkuvia Agreement. In addition, and upon commencement of any production on the property underlying the prospecting licenses, Mr. Maita is still entitled to receive a perpetual net smelter royalty return of 3% from any product realized from the property underlying the prospecting licenses under the New Mkuvia Agreement. By entering into the New Mkuvia Agreement, we are no longer required to pay Mr. Maita the balance of approximately US$460,000 in aggregate yearly cash payments previously due under the Prior Agreement in consideration, in part, of our Company reducing the current unexplored property area underlying the prospecting licenses under the New Mkuvia Agreement by approximately 50 square kilometers.

The prospecting licenses were renewed on June 12, 2009 for the period of three years.

The property has several overlying primary mining licenses ("PMLs") that have mineral rights that lie within the boundaries of the Mkuvia property. Generally, PMLs represent limited mining rights which allow the small scale exploration of minerals by local miners and must predate the establishment of a prospecting license. PMLs are retained exclusively for Tanzanian citizens. The maximum size of the demarcated area for a PML for all minerals other than building materials is 10 hectares. The PML is granted for a period of five years, renewable once upon request. When a PML expires, the mineral rights succeed to the underlying prospecting license and cannot be renewed or re-staked thereafter, so long as the prospecting license remains valid. Specifically, the PMLs on the Mkuvia property consist of approximately 115 licenses owned by Mr. Maita, and have been provided for in the New Mkuvia Agreement. Upon a successful mining permit application and receipt, the PMLs will be collapsed and superseded by the prospecting license rights.

We obtained a Technical and Recourse Report on the Mkuvia Alluvial Gold Project, dated July 24, 2009, as prepared by Laurence Stephenson, P. Eng., and Ross McMaster, MAusIMM. This report was prepared in accordance with Canadian National Instrument 43-101 Standards for Disclosure of Mineral Projects and its Companion Policy ("NI 43-101"). Much of the information regarding the Mkuvia Alluvial Gold Project as provided below is based on information provided in the 43-101 Report.

Effective November 7, 2009, we entered into a purchase agreement with Ruby Creek Resources, Inc. ("Ruby Creek"), pursuant to which Ruby Creek has the right to purchase a 70 percent interest in 125 square kilometres of our 380 square kilometre Mkuvia Alluvial Gold Project upon payment of $3,000,000 over a three-year period. The schedule by which Ruby Creek is to pay such $3,000,000 to our Company is as follows:

  $100,000 within five business days of signing of the Agreement;

  $150,000 within 15 business days of signing of the Agreement;

  $100,000 upon satisfactory completion of Ruby Creek's due diligence;

  $400,000 upon closing under the Agreement and receipt of the first mining license;

  $750,000 within 12 months of closing;

  $750,000 within 24 months of closing and

  $750,000 within 36 months of closing (this final payment may be made, in Ruby Creek's discretion, in cash or shares of Ruby Creek).

The Agreement also provides that within 12 months of the closing transaction, Ruby Creek has the option to increase its interest from 70 percent to 75 percent of the 125 square kilometres by making an additional $1,000,000 payment to our Company.

In a further purchase agreement between our Company and Ruby Creek dated for reference May 19, 2010 and fully executed on June 16, 2010, Ruby Creek agreed to purchase 70% of the remaining 255 sq km of the Mkuvia Alluvial Gold Project in accordance with the terms of such further purchase agreement. Under the terms of the further purchase agreement, Ruby Creek will earn a 70 percent interest in the remaining 255 square kilometres of our 380 square kilometre Mkuvia Alluvial Gold Project by making payments totaling $6,000,000 to us. The schedule by which Ruby Creek is to pay such $6,000,000 to us is as follows:

  $200,000 due within seven days of execution of the agreement;

  $150,000 plus the issuance of 4 million restricted shares of common stock of Ruby Creek, with an agreed upon value of $0.80 per share for a stated valuation of $3.2 million, within 30 days of the receipt of Certificates of Acknowledgement for all underlying and related Agreements from the Commissioner for Minerals in Tanzania as required by the Mining Act of Tanzania;

  $450,000 on June 1, 2011;

  $1,000,000 on June 1, 2012; and

  $1,000,000 on June 1, 2013 (which may be satisfied by the issuance of stock by Ruby Creek).

Thus, the combined payments under the November 2009 and the June 2010 Agreement provide for a total commitment of $9,000,000 payable to our Company by Ruby Creek to purchase a 70% interest in the entire 380 square kilometre Mkuvia Alluvial Gold Project.

The ownership structure of the interest in the Mkuvia Alluvial Gold Project shall be a 70% interest for Ruby Creek, a 25% interest for Douglas Lake, and a 5% interest for Mr. Mkuvia Maita, the original owner of the underlying prospecting licenses. In addition, Mr. Maita retains a 3% net smelter royalty. However, the Agreement also provides that Ruby Creek may increase its ownership position from a 70% interest to 75%, reducing our position to 20%, by giving Notice to us and paying $1,000,000 to us by June 1, 2011.

Location and Access

The 380 square kilometres Mkuvia Project is located in the Nachingwea District, Lindi Region of the United Republic of Tanzania, and approximately 140 kilometres west of Nachingwea town. Lindi Region is one of the three regions forming Southern Zone of United Republic of Tanzania, the other regions being Mtwara and Ruvuma. The Mtwara and Ruvuma regions BORDER=0 northern Mozambique and eastern Malawi. A central point in the mining license is located at 361600 mE, 8856946 mN, UTM Zone 37 Southern Hemisphere (WGS 84)

The Lindi Region is one of the 20 Regions in Tanzania Mainland. The Region lies between South latitude 08o30' and 10o30' and East longitude 37o30' and 39o30'. It is bordered by four other regions, the Coastal and Morogoro regions to the North, the Ruvuma region to the West, the Mtwara region to the South and the Indian Ocean to the East.

The main road from Dar es Salaam to the southern regions passes through the Coastal, Lindi, Mtwara and Ruvuma regions. The road connects to northern Mozambique and eastern Malawi via the Mtwara and Ruvuma regions. Recently funding from external donors and the central government have significantly improved the road from Dar Es Salaam to the Lindi and Mtwara regions from gravel to tarmac level, covering a total distance of about 700 kilometres, including the construction of 1 kilometre long bridge across the Rufiji River.

The Lindi Region is served by 4 airstrips, in Lindi, Nachingwea, Liwale and Kilwa Masoko. These gravel strips are capable of supporting small to medium size planes only. There is no commercial air service to the region.

LOCATION MAP: MKUVIA PROPERTY IN TANZANIA

The Mkuvia Property is accessible by dirt gravel road from Nachingwea town via Mbondo, Kilimarondo and Kiegeyi villages. However, during intense rain, access to the property from Kiegeyi village can only be achieved by using 4 x 4 trucks. Operations for the exploration of the Mkuvia Property would be based out of the town of Nachingwea located 140 kilometres east of the property and about 600 kilometres southwest of Dar es Salaam, the capital of Tanzania. Nachingwea town, which is one of the districts within Lindi Region, has an airstrip facility on which up to medium size aircrafts can safely be utilized.

Access to the property is via main Tanzanian highways to the village of Kiegeyi and then by field road to our main field camp. Field roads exist throughout the property.

Although the electrical power grid is reaching most areas of Tanzania it does not extend to the area of the Mkuvia property and will not likely be available in the near future. Since Tanzania has a vibrant mining community, a large pool of experienced mining personnel and equipment is available, some of it locally.

There are no waste treatment plants in the immediate area.

Topography and Climate

The topography of the area ranges between 480 to 760 metres and is relatively moderately rugged to the central, west and the southwest, and flat to the eastern part. Many of the rivers and streams which are flowing to the south, north and east directions are seasonally dry. The main Mbwemkuru River flows all year round and water availability for all aspects of the exploration and development program will not be a problem. The area is dense vegetated with thick bushes along the rivers and streams valleys.

There are four main climatic zones that can affect the whole of Tanzania: the coastal area where conditions are tropical; the central plateau, which is hot and dry; the semi-temperate highland areas; and the high, moist lake regions. There are two rainy seasons in the north, from November to January and from March through May. In the Lindi Region, annual rainfall ranges from 600mm in low lands to 1200mm in the highland plateau. Most parts of the coastal, central and north eastern highlands are currently experiencing extreme drought conditions after a prolonged period of below average annual rainfall in consecutive seasons. Plans to develop water resources could not only facilitate operations but might provide a local resource that will attract government approval and funding.

The mean annual temperatures vary with altitude from the valley bottom to the mountain top. The average annual temperature varies between 18 degrees C on the mountains to 30 degrees C in river valleys. In most parts of the region, the average temperatures are almost uniform at 25 degrees C. In general the hot season runs from July to September.

History

Gold mineralization in the area was first discovered at the time of the government's Geological Survey of Tanzania, a country-wide geochemical survey program conducted in the 1990s. The property is part of a previously described gold district, the Kitowero Prospect, in which a State Mining Corporation reported mineral concentrates in the current rivers, including the Mbwemkuru River. The authors of the 43-101 Report have advised that they have not been able to verify this information, and no historical estimates or details is available on the source of this information.

Small scale artisanal mining activities commenced in 2002 by local miners, with the aim of exploring and mining gemstone along the main Mbwemkuru River and its tributaries. However, gold was recovered from the concentrates and hence the area turned from gemstone to alluvial gold mining. The current production from artisanal mining work by local miners, as reported by them averages between 1.5 to 2 kilograms of gold per month, recovered from loose sands and gravels. The authors of the 43-101 Report have not been able to verify this information.

Geological Setting

Tanzania has a geological environment representing all the known chronostratigraphical units of the world ranging from Archaean, Proterozoic, Phanerozoic to Quarternary ages. These geological formations host a variety of minerals such as gold, base metals, diverse types of gemstones (including tanzanite, diamonds, emerald, sapphires, colored quartz, ruby, beryl, tourmaline, garnet), various industrial minerals, building materials, phosphate, coal, salt, kaolin, tin, water and hydrocarbons.

Regional Geology. Much of the central and northern part of the country is underlain by the Tanzania Archaean Craton. The central part of the country is composed of the high grade metamorphic terrain (the Dodoman Supergroup dominated by rafts of amphibolite to granulite facies metamorphic rocks in migmatitic granite terrain), whereas the northern part is covered by the Greenstone Belt (the Nyazian - Kavirondian Supergroup comprising sequences of mafic to felsic volcanics, chert/banded iron formation and clastic sediments). The Tanzania Archaean Craton is well known as a host for world-class gold deposits similar to other Archaean Cratons around the world. The Craton is also intruded by a number of diamondiferous kimberlite pipes.

The Tanzania Archaean Craton is engulfed to southeast and southwest by Palaeaproterozoic Usagaran and Ubendian mobile belts respectively, with high grade crystalline metamorphic rocks with a number of postorogenic gabbroic and granitic intrusives hosting base metals, shear zone hosted gold, various types of gemstones and industrial minerals. The eastern part of the Usagaran Belt is mobilized by the Neoproterozoic Pan African Orogeny forming the Mozambique Belt with lithological, structural and metallurgical characteristics similar to that of the Usagaran - Ubendian Belt.

The Palaeoproterozoic Ubendian mobile belt is bound to the west by the mildly metamorphosed Mesoproterozoic Fold Belt (the Kibaran -Bukoban - Karagwe-Ankolean Supergroup). The supercrustal rocks of this Belt (mainly meta - argillites, phyllites, low-grade sericite schists and quartzites) are intruded by post orogenic granites which have alteration haloes containing veins with tin and tungsten mineralization. The Belt is also characterized by post - orogenic basic intrusives hosting platinum group metals (PGMs).

The Uha - Malagarasi Neoproterozoic to early Palaeozoic age is an intracratonic formation consisting of sedimentary - volcanic depositional sequences of sandstones, quartzites, shales, red beds, dolomitic limestones, cherts and amygdaloidal lavas with indications of strata-bound copper deposits and various industrial minerals.

Phanerozoic formations in Tanzania include the following:

  The Karoo Supergroup of Late carboniferous to Jurassic age made up of continental sedimentary rocks famous for hosting good-quality coal resources occurring in several isolated coalfields located in south west of Tanzania.

  Marin Formations that are dominated by shelf-facies clay bound sands, marls and some isolated coral reefs good for production of portland cement, lime and construction aggregates. The marls and sands are respectively, good source and reservoir rocks of hydrocarbons. At Mandawa there are salt domes made up of gypsums and other evaporates salts that can be used for various industrial purposes.

  Neogene to Quarternary continental formations in isolated basins and river channels composed of clays (red soils, ochre, kaolin, bentonites, meerschaum, bauxite), limestone, evaporates (gypsum, nitrates and halides) and sands; volcanic rocks ranging in composition from lavas (basalts, andesites, and phonolites) good for aggregates, apatite and niobium bearing carbonatites (good for fertilizers), tuffs, ash and pumice (good for production of pozzolana cement) and dimension stones; volcanic fumarolic exhalative deposits (mainly sulphur and fluorites).

Property Geology. The Mkuvia Project is situated at the eastern margin of the Selous Basin where Karoo and young sedimentary rock are in fault contact with low to high-grade metamorphosed rocks of Neoproterozoic age belonging to the Mozambique Belt. The Proterozoic basement rocks are bounded by Palaeozoic, Mesozoic and Cenozoic basins to the east, north and west. The dominant rocks are biotite schist and gneiss, granitic gneiss, garnetiferous amphibolites, quartzite, pegmatite dyke and mafic sills which are unconformably overlain by palaeo-placer sand and pebble beds and recent superficial deposits. The regional structural trends that control the deposition appear to be trending at northwest and northeast.

The geology of the property is dominated by thick (up to 10 m) of transported cover consisting of palaeo-placer sand, gravel and pebble beds derived from Karoo to the west and younger sedimentary rocks. The sand horizon is massive, graded from fine to coarse grained, characterized by orange-yellow sands, well exposed at Old Matandani Prospect, and white-grey sands which cover the large part of the property. The basal conglomerate pebbles (auriferous pebbles and cobbles beds) are well rounded, well sorted, dominantly made of quartzite, quartz rocks, and other basement rocks.

The thickness of palaeo-placer sand-pebble beds and the overlaying black clays material increase toward the eastern part of Mbwemkuru River as observed at Mkilikage Prospect. This would be expected if the source of the deltaic or beach placer material is from the west. At Mkilikage Prospect, a thick layer of medium to coarse grained sandy bed (~ 2.5 m thick) resulted from modern river deposition is overlaying palaeo-placer sand-pebble beds. This sandy bed is characterized by well developed cross bedding sedimentary structures with minimal gold content until the lower reaches.

The red-brown sands are massive with no obvious bedding. They comprise subangular quartz grains with a matrix of hematite clay. They range from <1 m up to 3 m thickness, and generally appear to be thicker upslope, particularly at the western extremity of the property, well exposed at Old Matandani workings. They have been reworked in the current river bed, with removal of the clay, to produce white friable sands that extend for up to 300 m, but generally less, upslope. These are clearly gold-bearing as they have been extensively mined by artisanals, but panning suggests that they are low grade.

The sands overlie a polymictic conglomerate sequence that comprises several clay-rich, horizontally bedded units interlayered with sandy beds. The clasts range from pebbles through cobbles to boulders, the latter being only sporadically developed, but suggesting that there may be distinct channels in the conglomerate sequence upslope from the present river. Artisanal activity and panning indicate that the conglomerates have higher gold grades than the overlying sands. This feature would be anticipated in a delta or beach placer forming river fan.

Most of the Neoproterozoic basement rocks are exposed on the NE-SW trending ridge located in the central-eastern portion of the property with few outcrops observed in the south part, exposed on the river banks and beds. The basement geology consists of granite-gneisses, biotite gneiss, schists and quartzo-feldspathic gneiss and quartzite, which have been intruded by pegmatite veins and mafic dykes and quartz veins.

The quartzite has a bedded sugary texture. The biotite gneiss is fine grained, well bedded with biotite, feldspar and quartz. Quartz-feldspar gneiss additionally contains minor biotite and was also observed to contain some large augen like feldspar crystals. Pegmatite was generally seen to have graphic texture with very coarse grained feldspar and smaller quartz crystals, and with only biotite or chlorite as an accessory mineral. The granite-gneiss characterized by granoblastic texture and weakly developed foliation fabrics.

Mineralization

Thus far, the known gold mineralization in Mkuvia Property occurs as placer deposits comprising of a significant, but unquantified accumulation of gold in alluvium hosted by: 1) reworked palaeo-placer by the Mbwemkuru River and its tributaries, and 2) an over 10 m thick zone of palaeo-placer sand and pebble beds non-conformably overlying biotite schist, gneiss, quartzite, garnet-amphibolite and granitoids. The latter comprises a poorly sorted palaeo-beach placer plateau extending over 29 km along a NW-SE direction and ~5 km wide along a NE-SW direction. In addition there are extensive troughs with similar continental alluvium further west in the Karroo Basin. It is however notable that at the highest point on the property, pebble conglomerates were noted on the surface that have been worked sporadically by the artisanal miners (due to lack of water resources) suggesting that gold is present. This is consistent with the proposition that the mineralization is associated with a wide spread beach placer environment.

Gold-bearing alluvium along the Mbwemkuru River occurs within a 0.35 to 2.0 m thick zone between the bedrock and sandy-gravelly material related to present drainage active channels and terraces. This zone contains an estimated 1.0 grams per cubic metre that the small-scale miners are currently reportedly recovering.

Gold is very fine-grained in general, suggesting a distal source, although some coarser-grained flakes are present. The gold is associated with the black sands that comprise fine-grained ilmenite and pink garnet and minor magnetite. These may be represented by distinct ferruginous layers in the conglomerate sequence. The minerals in the black sand are consistent with the beach placer model.

Artisanal miners have been active since 2002 exploiting these deposits using simple sluice techniques and hence dependant on water for treatment. Placer type gold occurs as very fine flat pieces implying reworking or a distal source. Other elements (such as Pt, Pd, Ag, U and Th) in the placer are of passing interest only. Pt and Pd do not appear to be a consistent constituent.

The area was loosely defined by the surface inspection of the beach placer type gravel formations in place. The wide spread area remains to definitively be surveyed to confirm that the boundaries indicated are correctly delineated. This delineation should be treated as speculative and will need further exploration work to define.

Exploration Activities

The Mkuvia Property is without known reserves and our activities to date have been exploratory in nature.

An estimated total of US$2.1 million has been spent on Mkuvia Property during the period from April to December 2008 for various exploration activities, which include casual labour salaries, transport, field costs, office and administration and hardware. Reconnaissance exploration work on the project to date has consisted of pitting and sampling, geological mapping and bedrock sampling, and stream and sediments sampling, as described below.

Pitting and Sampling. Pitting work commenced in June 2008 and continued throughout to March 2009. The initial pit sampling program on the Mkuvia property was undertaken at the Matandani Main workings, along the Mbwemkuru River. A total of 161 pits consisting of 498 samples were completed from 10 sections during the period from June to December 2008. These pits were deepened and sampled trying to reach bedrock (12-15 m estimate, bedrock was not encountered) where possible. Analysis of the gold content in the pit samples continued through to May 2009.

Lines were run north south across the area on a line spacing of 500 m and with a pit being dug to the bedrock refusal at 50 m intervals along the line. The sampling was done volumetrically from the surface, where a 100 litre sample was collected from each cubic meter of material recovered. The pit sampling was done based on the geological control. Each individual horizon (sand, gravel, pebble) was sampled separately, maintaining a 100 litre sample size.

The pit samples were then treated using a Knelson Concentrator on site in September 2008.

The compilation of all heavy mineral and gold results was completed by TMEx staff in laboratory conditions at Arusha, Tanzania, which included separating and weighing the gold recovered from each sample where measurable gold was observed. Each sample was taken from a designated and mapped stratigraphy as a measured volume of loose material (e.g.: sands, gravel) and usually were 100 litres in field estimated volume. Sample treatment was by a 7.5 inch Knelson concentrator to produce a heavy mineral concentrate. After further hand panning in the TMEx laboratory reduced the concentrate, it was dried and the gold was finally separated from all other minerals, described and weighed to give a result in g/Lcm. (A loose cubic metre (Lcm) is defined as the expansion of the in situ measurement of material that once excavated increases by a 20-30% factor that will be determined exactly in further test work.) TMEx is a company controlled by Mr. McMaster took charge of the concentrate from the Knelson concentrator and proceeded to calculate the weight of gold.

All pits were geologically mapped, level surveyed and generated cross sections. Of significance is that where the test pits were able to penetrate below the pebble conglomerate the encountered clay rich units were significantly devoid of gold colour counts and assay analysis.

The pit sampling has successfully identified the sand and pebble conglomerates as auriferous in the area of the Matandani Main workings, along the Mbwemkuru River.

Geological Mapping and Bedrock Sampling. Geological mapping work is ongoing in the Mkuvia Project. The mapping is conducted at scale of 1:20,000. However, most of the Mkuvia Property lies under superficial covers, with outcrops being exposed on the NE-SW trending Mbwemkuru ridge located in the central - eastern portion of the property and along rivers and streams beds flowing in the southern portion. The dominant basement lithologies encountered during the mapping, stream sampling and pitting activities are biotite-hornblende gneiss, which developed strong foliation fabrics and compositional banding and weakly foliated to massive quartzo-feldspathic gneiss referred as granite-gneiss, with granular igneous texture being preserved. The granite-gneiss is characterized by granoblastic texture and weak foliation fabrics. Quartz-magnetite subcrops and rubbles are exposed on the northern part along Mbwemkuru ridge. The rock is characterized by alternating narrow bands/layers of quartz and magnetite. The basement rocks have been intruded by the late pegmatite dykes and veins and quartz veins.

The superficial covers which dominated the western part of the project consist of palaeo-sands, gravels, pebbles and cobbles deposition, with recent river deposition and clayey material. The pebbles and cobbles are well rounded, made up of mainly quartzite and quartz vein.

Calcrete formations have been observed, mostly formed in the swamps.

Bedrock sampling work is taking place concurrently with the geological mapping. Thus far, a total of 60 bedrock samples were collected for gold and base metals assaying and references. The samples for assaying were sent to SGS Laboratory, Mwanza for analysis. Many of the bedrock samples were collected from the central-eastern portion of the property where basement rocks are well exposed along Mbwemkuru Hill and river beds.

Stream and Sediments Sampling. Reconnaissance stream sediments sampling work commenced in September 2008 in all prioritized rivers and streams within the Mkuvia Property. The objective of the program was to quickly define the pattern and limit of the placer gold mineralization within the property. The program was undertaken in the eastern and northeast part of the property. The stream samples were taken from at least one meter deep pits dug to the base of the selected part of the stream where gravels and heavy minerals are concentrated. A total of 73 stream sediments samples were collected during the period from September to December 2008.

From September 2008, sample treatment was by a 7.5 inch Knelson Concentrator to produce a heavy mineral concentrate. This concentrate was dried and examined under a binocular microscope to identify heavy minerals of interest and gold. The gold was recovered, described, and gold grain counts were recorded to guide exploration in the reconnaissance stream samples.

A preliminary review heavy mineral stream sampling, field observations and interpretation of available aerial photography has resulted in the identification of substantial additional areas of recent palaeo-alluvial deposits in the Mkuvia project area. The initial reconnaissance heavy mineral sampling has highlighted several drainages and gravel ridges that warrant exploration and further evaluation.

Of the 256 stream samples, over a hundred had gold colours of more then 10 with 16 having over 100. With reference to the work done in the pits, and since the samples taken from the stream sediments were done with the same volumetric procedure, the high colour counts suggest that other zones with grade potential could be identified on the property.

Results and Recommendations

The authors of the 43-101 report concluded that the Mkuvia Property is a significant property of exploration merit and have recommended a two-phase exploration program, as described below, which we intend to implement, subject to sufficient funding.

Phase I has a budget of $2.58 million and will lead directly to the implementation of Phase II. Phase II is contingent on positive results that show the presence of gold in measurable quantities throughout the units identified and tested in Phase I. A decision will be made at the completion of Phase I as to whether to proceed to Phase II.

Phase II is recommended to expand on the results of Phase I with a full test mining program which will include development and resource definition and consisting of further Auger or a reverse circulation drilling program, a further local test mining pit sampling along sections of newly selected areas, and full scale test placer operation. Phase II has a budget of $7.42 million.

A break-down of the budgets for each of Phase I and Phase II are as follows:

PHASE I
	Action	Budgeted Cost
1.	Quaternary Surface geological mapping and drill site selection	$25,000
2.	Additional Pit Sampling on Cross section	$150,000
3.	Drilling 3000 metres @ $125/metre (15 to 20 metres /hole)	$375,000
4.	Assaying (Pan cons, soil, etc.)	$30,000
5.	Permitting and bonding	$20,000
6.	Support, logistical and operational, travel & supplies	$250,000
7.	Drill Site preparation	$100,000
8.	Test Pit Equipment and Operation	$1,000,000
9.	Supervision, report writing & contingency (20%)	$430,000
Total:		$2,580,000

PHASE II
	Action	Budgeted Cost
1.	Drilling 6000 metres @ $125/ metre (15 to 20 metres /hole	$750,000
2.	Quaternary Surface geological mapping and drill site selection	$40,000
3.	Test Pit Operation	$250,000
4.	Large Scale Test Pit Equipment and Operation	$2,500,000
5.	Support logistical and operational, travel & supplies	$2,500,000
6.	Supervision, report writing & contingency (25%)	$1,380,000
Total:		$7,420,000

Other Property Interests

As described above, our current mineral property interests at this time are the Handeni Project and the Mkuvia Alluvial Gold Project. We have allowed our interests in various other properties to lapse during our most recent fiscal year.

Compliance with Government Regulation

We are subject to local laws and regulation governing the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. We require licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a material adverse impact on our Company. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions. This would have a material adverse effect on our results and financial condition.

Our mineral interests in Tanzania are held under prospecting licenses granted pursuant to the Mining Act, 1998 (as revised 2010) for an initial period of three years and a prospecting license reconnaissance issued for initial periods of two years, and are renewable in two successive periods of two years only. We must pay annual rental fees for our prospecting licenses at a rate of $20 per square kilometer. There is also an initial one-time "preparation fee" of $200 per license. Upon renewal, we pay a fee of $200 per license. Renewals of our prospecting licenses can take many months and even years to process by the regulatory authority in Tanzania.

All prospecting licenses in Tanzania require the holder to employ and train local residents, typically amounting to $5,000 per year, and make exploration expenditures, as set out in the Mining Act. At each renewal, at least 50% of our licensed area must be relinquished. If we wish to keep the relinquished one-half portion, we must file a new application for the relinquished portion.

The geographical area covered by a prospecting license ("PL") may contain one or more previously granted primary mining licenses (a "PML"). A PLM is a mining license granted only to a Tanzanian citizen consisting of an area of not to exceed 10 hectares. Once a PL is granted, no additional PMLs can be granted within the geographical area covered by the PL. The PL is subject to the rights of previously granted and existing PMLs. The holder of a PL will have to work around the geographical area of the PML unless the PL holder acquires the PML and any rights to the land covered by the PML.

We must hold a mining license to carry on mining activities, which are granted only to the holder of a prospecting license covering a particular area. A mining license is granted for a period of 25 years or the life of the mine. It is renewable for a period not exceeding 15 years. We do not hold any mining licenses, only prospecting licenses. Prospecting and mining license holders must submit regular reports in accordance with mining regulations. Upon commercial production, the government of Tanzania imposes a royalty on the gross value of all production at the rate of 3% of all gold produced. The applicable regulatory body in Tanzania is the Ministry of Energy and Minerals.

In July 1999, environmental management and protection regulations under the Mining Act came into force. An environmental impact statement and an environmental management plan must accompany special mining license, mining license and gemstone mining license applications for mineral rights. In addition to the establishment of environmental regulations, the Tanzanian government has improved management procedures for effective monitoring and enforcement of these regulations by strengthening the institutional capacity, especially in the field offices. The government has provided rules for the creation of reclamation funds to reinstate land to alternative uses after mining and it has developed guidelines for mining in restricted areas, such as forest reserves, national parks, near sources of water and other designated areas. These regulations have not had any material effect on our operations to date.

Competition

We operate in a highly competitive industry, competing with other mining and exploration companies, and institutional and individual investors, which are actively seeking minerals exploration properties throughout the world together with the equipment, labour and materials required to exploit such properties. Many of our competitors have financial resources, staff and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to cost effectively acquire prime minerals exploration prospects and then exploit such prospects. Competition for the acquisition of minerals exploration properties is intense, with many properties available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring, exploring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable minerals exploration properties will be available for acquisition, exploration and development.

Employees

We have no significant employees other than our officers and directors. We plan to retain independent geologists and consultants on a contract basis to conduct the work programs on our mineral properties in order to carry out our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

The Company has a non-operating Tanzanian subsidiary.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our plan of operations for the next twelve months is to focus on the exploration of our mineral properties in Tanzania, particularly on the Handeni property. We anticipate that we will require approximately $7,000,000 for our plan of operations over the next twelve months, as follows:

(a)          approximately $6,000,000 for work on the Handeni Property, as follows:

(i)     airborne geophysics: $1,250,000;

(ii)    ground geophysics: $250,000;

(iii)   mapping, trenching, sampling and related activities: $750,000;

(iv)    drilling: $2,250,000;

(v)     sundry and contingencies: $500,000; and

(vi)    one-time costs (office, camp, vehicles and related items): $1,000,000; and

(b)          approximately $1,000,000 for management, consulting, administration and operating expenses.

At February 28, 2011, we had cash of $222,408 and a working capital of $2,440,698. Subsequent to our period ended February 28, 2011, effective March 29, 2011, we closed on the final tranche of a three-tranche private placement transaction in which we sold an aggregate of 27,173,372 units at a subscription price of $0.45 per Unit, for gross proceeds of $12,228,017. As such, we believe that we have sufficient capital to fund our plan of operations during the next twelve months.

Beyond the next twelve months, should re require additional funding, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our acquisition and exploration program going forward. In the absence of such financing, we will not be able to continue acquisition and exploration of mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund our acquisition and exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of any mineral claims. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claims and our plan of operations.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us or our properties.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were quoted for trading on the OTC Bulletin Board under the symbol "DLKM" on March 23, 2005. From January 6, 2011 to May 12, 2011, our shares of common stock were quoted for trading on the OTCQB. Effective May 13, 2011, our shares of common stock are again quoted on the OTC Bulletin Board. The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low prices relating to our common stock for the periods indicated, as provided by the OTC Bulletin Board or the OTCQB, as applicable. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High	Low
February 28, 2011	$0.80	$0.28
November 30, 2010	$0.47	$0.10
August 31, 2010	$0.18	$0.09
May 31, 2010	$0.26	$0.11
February 28, 2010	$0.39	$0.22
November 30, 2009	$0.49	$0.18
August 31, 2009	$0.44	$0.18
May 31, 2009	$0.51	$0.19
February 28, 2009	$0.69	$0.12
November 30, 2008	$0.69	$0.23
August 31, 2008	$1.01	$0.22

On May 6, 2011, the low bid price of our common stock was $0.49 per share, the high ask price of our common stock was $0.50 per share, and the closing price was $0.50 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

Holders

As of May 6, 2011, there were 242 registered holders of our common stock.

Dividends

No dividends have been declared or paid on our common stock. We have incurred recurring losses and do not currently intend to pay any cash dividends in the foreseeable future.

Compensation Plans

The following table sets forth information as of May 31, 2010:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
(a) Equity compensation plans approved by security holders	N/A	N/A	N/A
(b) Equity compensation plans not approved by security holders (2007 and 2008 Stock Incentive Plan)	3,123,333	$0.30	3,800,000

Subsequent to our year ended May 31, 2010, on August 11, 2010, we granted 3,800,000 options under our 2008 Plan, which have been exercised. As such, no more options may be granted under our 2008 Plan, but there remain some options outstanding that may be exercised.

In addition, subsequent to our year ended May 31, 2010, on August 11, 2010, we adopted a 2010 Stock Incentive Plan on substantially the same terms as the 2008 Plan as described above. The maximum number of shares that may be issued under the 2010 Stock Incentive Plan are 10,000,000 shares of our common stock. On August 11, 2010, we granted 6,000,000 options under our 2010 Plan, which have been exercised. On October 21, 2010, the Company granted stock options to acquire 4,000,000 common shares at a price of $0.30 per share exercisable for ten years. As such, no more options may be granted under our 2010 Stock Incentive Plan.

In addition, subsequent to our year ended May 31, 2010, we an additional Stock Option Plan dated November 29, 2010 (the "November 2010 Stock Option Plan"), under which we are authorized to grant stock options to acquire up to a total of 40,000,000 shares of common shares. On November 29, 2010, the Company granted stock options to acquire 33,500,000 common shares at a price of $0.20 per share exercisable for 10 years. As of the date hereof, the Company has 6,500,000 shares of common stock available to be issued under the November 2010 Stock Option Plan.

FINANCIAL STATEMENTS

This prospectus includes (i) the unaudited financial statements for the nine months ended February 28, 2011 and 2010 and for the period from inception (January 5, 2004) to February 28, 2011, and (ii) the audited financial statements of Douglas Lake Minerals Inc. as at May 31, 2010 and 2009, and for the period from inception (January 5, 2004) to May 31, 2010. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Douglas Lake Minerals Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	February 28, 2011 $	May 31, 2010 $
	(Unaudited)

ASSETS

Current Assets

Cash	222,408	-
Marketable securities (Note 11)	2,840,000	-
Prepaid expenses (Note 3)	256,185	13,490

Total Current Assets	3,318,593	13,490

Property and Equipment (Note 4)	38,426	33,299

Total Assets	3,357,019	46,789

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Cheques issued in excess of funds on deposit	-	3,313
Accounts payable	553,012	530,838
Accrued liabilities (Note 7)	302,212	281,258
Due to related parties (Note 5)	22,671	738,059

Total Liabilities	877,895	1,553,468

Commitments and Contingencies (Notes 1, 6 and 12)

Subsequent Events (Note 14)

Stockholders' Equity (Deficit)

Common Stock Authorized: 500,000,000 shares (May 31, 2010 - 500,000,000), $0.001 par value Issued and outstanding: 265,203,282 shares (May 31, 2010 - 72,313,282)	265,203	72,313

Additional Paid-in Capital	98,331,433	26,154,556

Subscriptions Receivable	(153,814)	-

Common Stock Subscribed (Notes 6, 8 and 12(a))	2,455,500	2,253,000

Donated Capital	109,000	109,000

Accumulated Other Comprehensive Income	80,000	-

Deficit Accumulated During the Exploration Stage	(98,608,198)	(30,095,548)

Total Stockholders' Equity (Deficit)	2,479,124	(1,506,679)

Total Liabilities and Stockholders' Equity (Deficit)	3,357,019	46,789

(The accompanying notes are an integral part of these financial statements)

Douglas Lake Minerals Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	Accumulated from January 5, 2004 (Date of Inception) to	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	February 28,	February 28,	February 28,	February 28,	February 28,
	2011	2011	2010	2011	2010
	$	$	$	$	$

Revenue	-	-	-	-	-

Expenses

Amortization	60,994	7,082	-	18,241	-
Consulting	18,289,339	2,801,607	106,683	10,738,950	1,700,294
General and administrative	1,160,896	100,151	17,098	160,070	93,132
Mineral property costs	79,767,059	77,646	56,984	60,237,646	67,081
Professional	1,424,388	163,057	30,463	304,843	191,039
Rent	164,604	14,181	13,743	30,866	42,046
Travel	1,402,744	121,016	40,205	234,914	64,732

Total Expenses	102,270,024	3,284,740	265,176	71,725,530	2,158,324

Net Loss Before Other Expense	(102,270,024)	(3,284,740)	(265,176)	(71,725,530)	(2,158,324)

Other Income (Expense)

Gain on write-down of accounts payable	102,880	-	-	102,880	-
Mineral property option payments	3,616,017	2,760,000	-	3,110,000	125,000
Loss on sale of investment securities	(57,071)	-	-	-	-

Net Loss	(98,608,198)	(524,740)	(265,176)	(68,512,650)	(2,033,324)

Other Comprehensive Income

Unrealized gain on marketable securities	80,000	80,000	-	80,000	-

Comprehensive loss	(98,528,198)	(444,740)	(265,176)	(68,432,650)	(2,033,324)

Net Loss Per Share - Basic and Diluted		-	-	(0.39)	(0.03)

Weighted Average Shares Outstanding		183,650,000	72,313,000	174,474,000	71,264,000

(The accompanying notes are an integral part of these financial statements)

Douglas Lake Minerals Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)
	Accumulated from January 5, 2004 (Date of Inception) to February 28, 2011 $	For the Nine Months Ended February 28, 2011 $	For the Nine Months Ended February 28, 2010 $
Operating Activities

Net loss	(98,608,198)	(68,512,650)	(2,033,324)

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization	60,994	18,241	18,712
Donated services and rent	9,000	-	-
Impairment of mineral property acquisition costs	77,492,074	60,000,000	-
Loss on sale of investment securities	57,071	-	-
Mineral property option payments	(156,017)	-	-
Stock-based compensation	15,689,602	10,342,766	1,519,382
Gain on write-down of accounts payable	(102,880)	(102,880)	-
Write off of equipment	3,693	3,693	-
Shares received from mineral property option payment	(2,760,000)	(2,760,000)	-

Changes in operating assets and liabilities:

Amount receivable	-	-	(125,000)
Prepaid expenses	(256,185)	(242,693)	(60,886)
Accounts payable and accrued liabilities	259,147	146,007	37,147
Due to related parties	876,614	(99,202)	210,539

Net Cash Used in Operating Activities	(7,435,085)	(1,206,718)	(433,430)

Investing Activities

Mineral property acquisition costs	(697,677)	-	-
Proceeds from mineral property options	600,000	-	250,000
Purchase of property and equipment	(103,113)	(27,061)	-

Net Cash Used In Investing Activities	(200,790)	(27,061)	250,000

Financing Activities

Cheques issued in excess of funds on deposit	-	(3,313)	-
Proceeds from issuance of common stock	7,990,532	1,257,000	40,000
Proceeds from stock subscriptions	202,500	202,500	-
Share issuance costs	(334,749)	-	(13,400)

Net Cash Provided By Financing Activities	7,858,283	1,456,187	26,600

Increase (Decrease) in Cash	222,408	222,408	(156,830)

Cash - Beginning of Period	-	-	197,030

Cash - End of Period	222,408	222,408	40,200

Non-cash Investing and Financing Activities

Amount owing pursuant to mineral license acquisition agreements included in accrued liabilities	250,000	-	-
Common shares issued to settle related party payable	619,306	619,306
Common shares subscribed for mineral licenses acquired	2,203,000	-	-
Common shares issued for mineral licenses acquired	74,796,750	60,000,000	-
Shares gifted to the Company to settle liabilities	100,000	-	-
Investment securities received and sold by the President of the Company on behalf of the Company	79,603	-	-

Supplemental Disclosures

Interest paid	-	-	-
Income taxes paid	-	-	-

(The accompanying notes are an integral part of these financial statements)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

1.         Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on January 5, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities. The Company's principal business is the acquisition and exploration of mineral resources located in Tanzania, Africa. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.  To date, the Company has not incurred any asset retirement obligations.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at February 28, 2011, the Company has cash on hand of $222,408 and has accumulated losses of $98,608,198 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's plans for the next twelve months are to focus on the exploration of its mineral properties in Tanzania and estimates that cash requirements of approximately $2,600,000 will be required for exploration and administration costs and to fund working capital. Management intends to raise additional funds through debt and/or equity financing.  Subsequent to February 28, 2011, the Company closed a private placement which raised funds exceeding the $2,600,000 cash requirement (See Note 14).

2.         Summary of Significant Accounting Policies

a)       Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. Beijing Dao Hu Investment -Consulting, Ltd., (Beijing Dao) a Chinese company previously wholly-owned, was consolidated on May 31, 2010.  During the nine months ended February 28, 2011, the Company dissolved Beijing Dao; and the dissolution is immaterial to the financial statements. The Company's fiscal year-end is May 31.

b)      Interim Financial Statements

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission ("SEC") Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended May 31, 2010, included in the Company's Annual Report on Form 10-K filed on September 14, 2010 with the SEC.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company's financial position at February 28, 2011, and the results of its operations and cash flows for the interim periods ended February 28, 2011 and 2010. The results of operations for the three months and nine months ended February 28, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

2.         Summary of Significant Accounting Policies (continued)

c)       Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability and useful life of long-lived assets, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)       Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

e)       Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2011, the Company's only component of other comprehensive income was an unrealized fair value gain on available for sale marketable securities.

f)       Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g)       Marketable Securities

The Company reports investments in debt and marketable equity securities at fair value based on quoted market prices or, if quoted prices are not available, discounted expected cash flows using market rates commensurate with credit quality and maturity of the investment. All investment securities are designated as available for sale with unrealized gains and losses included in stockholders' equity. Unrealized losses that are other than temporary are recognized in earnings. Realized gains and losses are accounted for on the specific identification method.

The Company periodically reviews these investments for other-than-temporary declines in fair value based on the specific identification method and writes down investments to their fair value when an other-than- temporary decline has occurred. When determining whether a decline is other-than-temporary, the Company examines (i) the length of time and the extent to which the fair value of an investment has been lower than its carrying value: (ii) the financial condition and near-term prospects of the investee, including any specific events that may influence the operations of the investee such as changes in technology that may impair the earnings potential of the investee: and (iii) the Company's intent and ability to retain its investment in the investee for a sufficient period of time to allow for any anticipated recovery in market value. The Company generally believes that an other-than-temporary decline has occurred when the fair value of the investment is below the carrying value for one year, absent of evidence to the contrary.

h)       Property and Equipment

Property and equipment consists of office equipment and automobiles recorded at cost and amortized on a straight-line basis over a three-year period.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

2.         Summary of Significant Accounting Policies (continued)

i)       Mineral Property Costs

The Company has been in the exploration stage since its inception on January 5, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

j)       Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

k)       Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of ASC 440 Asset Retirement and Environmental Obligations which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company did not have any assets retirement obligations as of February 28, 2011 and 2010.

l)       Financial Instruments

ASC 825, Financial Instruments requires an entity to maximize the use of observable inputs and the fair value of financial instruments, which include cash, bank indebtedness, marketable securities, accounts payable, and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturities of these financial instruments.

The Company's operations are in Canada and Africa, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

m)       Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

2.         Summary of Significant Accounting Policies (continued)

n)       Foreign Currency Translation

The functional and reporting currency of the Company is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with ASC 740 Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

To the extent that the Company incurs transactions that are not denominated in its functional currency, they are undertaken in Canadian dollars, and Tanzanian Shilling. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

o)       Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviours. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

p)       Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

q)       Reclassification

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3.          Prepaid Expenses

The components of prepaid expenses are as follows:

 February 28, 2011
$

 May 31,
2010
$

General and administrative

73,238

4,083

Professional fees

10,000

-

Rent

40,589

2,194

Travel and exploration expenses

132,358

7,213

256,185

13,490

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

4.          Property and Equipment

February 28,

May 31,

2011

2010

Accumulated

Net Book

Net Book

Cost

Amortization

Value

Value

$

$

$

$

Automobiles

54,000

42,750

11,250

24,750

Office equipment

38,112

12,883

25,229

8,549

Software

2,138

191

1,947

-

94,250

55,824

38,426

33,299

5.          Related Party Transactions and Balances

a)       During the nine months ended February 28, 2011, the Company incurred $186,781 (2010 - $124,058) of consulting fees, and reimbursed $180,732 (2010 - $94,758) of expenses incurred on behalf of the Company, by various directors and officers. On September 20, 2010, the President of the Company converted $616,186 of related party debt into 5,000,000 units. Each unit consisted of one share of the Company's common stock and one share purchase warrant to purchase an additional share of common stock at $0.25 for two years.  Due to an error, the Company issued units for $133,814 more than was owing to the President. Subsequent to the end of the period the President of the Company paid the additional $133,814 of subscriptions for the shares.  As a result $133,814 was included in subscriptions receivable at February 28, 2011. The Company recorded stock based compensation of $3,035,505, equal to the difference between the fair value of the units of $3,785,505 and the $750,000 of debt settled and subscriptions receivable as stock based compensation.

b)       During the nine month period ended February 28, 2011, the Company paid consulting fees of $14,867 (2010 - $Nil) to a relative of the CEO.

c)       During the nine month period ended February 28, 2011, the Company paid directors fees of $15,268 (2010 - $Nil).

d)       At February 28, 2011 the Company was indebted to the President for $Nil (May 31, 2010 - $731,890). As at February 28, 2011, the Company was indebted to the Chief Financial Officer of the Company for $12,671 (May 31, 2010 - $6,169). As at February 28, 2011, the Company was indebted to directors of the Company for $10,000 (May 31, 2010 - $Nil).  The amounts due are non-interest bearing, unsecured and due on demand.

6.          Mineral Properties

Tanzania, Africa

a)       On June 27, 2008, the Company entered into a Joint Venture Agreement that grants the Company the right to explore for minerals on properties in Liwale and Nachigwea Districts of Tanzania known as the Mkuvia Alluvial Gold Project, in consideration for the payment of $1,000,000 (paid) upon signing the agreement and $540,000 over five years beginning July 15, 2008. The $540,000 is payable in stages on a quarterly basis of which $80,000 must be paid in the first year, and $460,000 over the next five years. The holder of the property licenses retains a net smelter royalty return of 3%.

On June 5, 2009, the Company entered into a new joint venture which reduced the area covered by the original agreement to approximately 380 square kilometres. Pursuant to the new joint venture agreement, the Company was required to pay $40,000 upon the signing of the new agreement. In addition, the joint venture partner is still entitled to receive a perpetual net smelter royalty return of 3% from any product realized from the property underlying the prospecting licenses. By entering into the new joint venture agreement, the Company is no longer required to pay the balance of the $460,000 previously due under the prior joint venture agreement. The new joint venture agreement covers prospecting licenses No. 5673/2009, No. 5669/2009, No. 5664/2009, and No. 5662/2009 all of which were renewed on June 12, 2009 for a period of three years.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

6.          Mineral Properties (continued)

On November 7, 2009, the Company entered into its first agreement with Ruby Creek Resources Inc. ("RCR") in which RCR has the right to acquire a 70% interest in 125 square kilometres of the Company's interest in the 380 square kilometres covered by the four prospecting licenses in the Mkuvia Alluvial Gold Project in consideration for $3,000,000 payable as follows:

i)   $100,000 within 5 business days of signing the agreement (received).

ii)  $150,000 within 15 business days of signing the agreement (received).

iii) $100,000 upon satisfactory completion of RCR due diligence (received).

iv)  $400,000 upon closing and receipt the first mining license.

v)   $750,000 payable within 12 months of closing.

vi)  $750,000 payable within 24 months of closing, and

vii) $750,000 payable within 36 months of closing. This payment may be made in common shares of RCR. The shares will be valued at the 10 day average trading price of RCR's common stock prior to the payment date.

RCR can increase its ownership from 70% to 75% by paying an additional $1,000,000 within 12 months of closing.

b)       On May 24, 2010, in a second agreement (fully executed on June 16, 2010) between RCR and the Company, RCR has to the right to earn a 70% interest in the remaining 255 square kilometres of the 380 square kilometre Mkuvia Alluvial Gold Project by making additional payments totalling $6,000,000 to the Company.

The schedule by which RCR is to pay such $6,000,000 to the Company is as follows:

i)   $200,000 due within seven days of execution of the Agreement (received) with $100,000 applied towards costs of environmental permitting and the initial mining license (applied);

ii)  $150,000 (received) plus the issuance of four million restricted shares of common stock of RCR, with an agreed upon value of $0.80 per share for a deemed valuation of $3,200,000, within 30 days of the receipt of Certificates of Acknowledgement for all underlying and related Agreements from the Commissioner for Minerals in Tanzania as required by the Mining Act of Tanzania (Certificates of Acknowledgement received August 12, 2010). The four million restricted shares of common stock of RCR were issued to the Company on December 16, 2010.

iii) $450,000 on June 1, 2011;

iv)  $1,000,000 on June 1, 2012; and

v)  $1,000,000 on June 1, 2013 (which may be satisfied by the issuance of stock by RCR).

Thus, the combined payments under the November 7, 2009 and the May 24, 2010 agreements provide for a total commitment of $9,000,000 payable to the Company by RCR to purchase a 70% interest in the entire 380 square kilometre Mkuvia Alluvial Gold Project. The ownership structure of the interest in the Mkuvia Alluvial Gold Project shall be a 70% interest RCR, a 25% interest for Douglas Lake, and a 5% interest for Mr. Mkuvia Maita, the original owner of the underlying prospecting licenses. In addition, Mr. Maita retains a 3% net smelter royalty. RCR may increase its ownership position from a 70% interest to 75%, reducing the Company's position to 20%, by giving Notice to the Company and paying $1,000,000 to the Company by June 1, 2011.

On June 3, 2010, the Company and RCR incorporated Ruby Creek Resources (Tanzania) Limited ("Ruby Creek Tanzania") to manage the mining operations in the Mkuvia Gold Project in Tanzania. Ruby Creek Resources (Tanzania) Limited, a joint venture company, is owned by Ruby Creek Resources (70%), the Company (25%) and Mr. Mkuvia Maita (5%).

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

6.       Mineral Properties (continued)

c)       On April 27, 2006, the Company entered into a Strategic Alliance Agreement with Canaco Resources Inc. ("Canaco"), a Canadian public company. Under the terms of the agreement, Canaco paid $350,000 (received during fiscal 2007) to the Company, and will provide technical management and fund the initial assessment of each of the prospects in Tanzania, in order to earn up to a 70% undivided interest in the prospects. The $350,000 payment can be allocated at Canaco's discretion to cash payments owing under subsequent option agreements. On November 1, 2007, Canaco allocated $75,000 of the payment as the cash consideration owed under the Morogoro option agreement which was subsequently abandoned by Morogoro. In connection with this agreement, the Company is required to issue 200,000 restricted shares of common stock. The Company determined the fair value of the 200,000 shares to be $88,000. The 200,000 shares have not been issued as at February 28, 2011, and $88,000 is included in common stock subscribed.

d)       On November 17, 2006, the Company entered into an Asset Purchase Agreement with Atlas to acquire Prospecting License No. 3920/2006 known as "Shinyanga" or "Magembe," which covers an area of approximately 46 square kilometres in Tanzania. The Licenses were transferred to the Company's name on signing the agreement for an aggregate purchase price of $200,000 (paid) and 4,500,000 restricted shares of common stock. The Company determined the fair value of the shares to be $3,172,500. As at May 31, 2007, the Company issued 1,500,000 shares at the fair value of $1,057,500 and at February 28, 2011, the remaining 3,000,000 shares at the fair value of $2,115,000 is included in common stock subscribed. During fiscal 2010, the Company decided to focus on other properties and has let the Magembe prospecting license lapse.

e)       On November 17, 2006, the Company entered into an Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Limited ("HG") to acquire nine Prospecting Licenses, which cover an area of approximately 2,388.79 square kilometres in Tanzania. Prospecting License No.'s 3868/2006, 3671/2005, 3398/2005, 3105/2005, 3211/2005, and 2961/2004 were transferred to the Company's name on signing the agreement for an aggregate purchase price of $600,000 ("Cash Payment") and issuance of 4,000,000 restricted shares of common stock (issued) at a fair value of $2,820,000. The Cash Payment is to be made as follows: $150,000 (paid) on signing of the agreement and $150,000 payments at the end of each ninety day period thereafter until the consideration is paid in full. As at February 28, 2011, $250,000 is included in accrued liabilities. The Company has let Prospecting License No.'s 3671/2005, 3398/2005, 3105/2005, 3211/2005, and 2961/2004 lapse.

f)       On September 21, 2010, the Company completed a Mineral Property Acquisition Agreement with IPP Gold Limited ("IPP Gold"), and the Company acquired four prospecting licences totalling approximately 800 square kilometres, located in the Handeni District of Tanzania (the "Handeni Properties"). IPP Gold retained a 2.5% net smelter royalty ("NSR") on the Handeni Properties and the Company has the option to reduce the NSR to 1.25% by paying $5,000,000.  If the NSR is reduced to 1.25% the maximum NSR for any year is capped at $1,000,000.  In any year the NSR payment is less than $1,000,000 the difference between the actual NSR payment and $1,000,000 will be carried forward to subsequent years.  In addition if the London spot price for gold is equal to or greater than $1,500 then the NSR will increase from 2.5% to 3%. The Company issued 133,333,333 restricted shares of common stock to IPP Gold to acquire the Handeni Properties and no further payments to IPP Gold in shares or cash is required.

On September 1, 2010, the Company entered into a Transaction Fee Agreement with a consultant for services related to soliciting offers from and in assisting in the negotiation with potential Company financiers, purchasers, acquisition targets and/or joint venture development partners (each such party being a "Potential Investor"). The initial term of the agreement is a period of 60 days and automatically renews monthly unless otherwise specifically renewed in writing by each party or terminated by the Company. Pursuant to the agreement, the Company agreed to pay the consultant a transaction fee for each completed property acquisition transaction in Tanzania (a "Completed Transaction"). The transaction fee is 12.5% of the shares issuable under each Completed Transaction, payable in restricted common shares at the lowest priced security issuable under each Completed Transaction.  On September 30, 2010, the Company issued 16,666,667 restricted shares of common stock pursuant to the Transaction Fee Agreement in relation to the acquisition of the Handeni Properties.

The fair value of the 133,333,333 shares of the Company's common stock issued to IPP Gold pursuant to the Acquisition Agreement and the 16,666,667 shares of the Company's common stock issued pursuant to the Transaction Fee Agreement totalled $60,000,000.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

6.       Mineral Properties (continued)

On November 30, 2010, the capitalized acquisition costs of the Handeni Properties were tested for impairment by the Company's management as required by ASC 360. Management determined that no positive cash flows from the Handeni Properties could be identified or supported and a full impairment loss was recognized in expenses for the $60,000,000 acquisition cost.

7.       Accrued Liabilities

The components of accrued liabilities are as follows:

 February 28,
2011
$

 May 31,
2010
$

Consulting fees

15,286

30,000

Mineral property expenditures

250,000

250,623

Professional fees

36,926

635

Total Accrued Liabilities

302,212

281,258

8.       Common Stock

a)       As at February 28, 2011, the Company has received stock subscriptions for 450,000 units at $0.45 per share pursuant to a private placement for proceeds of $202,500, which is included in common stock subscribed.  Each unit consists of one common share of the Company's common stock and one share purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.52 per share expiring 18 months from the date of issuance.  The Company completed the private placement and issued the shares on March 11, 2011.  Refer to Note 14(a).

b)       On February 23, 2011, the Company issued 20,000 shares of common stock upon the exercise of 20,000 stock options for proceeds of $6,000.

c)       On February 4, 2011, the Company issued 2,900,000 shares of common stock upon the cashless exercise of 2,900,000 stock options.

d)       On January 31, 2011, the Company issued 2,000,000 shares of common stock upon the exercise of 2,000,000 stock purchase warrants for proceeds of $150,000.

e)       On January 18, 2011, the Company issued 1,100,000 shares of common stock upon the cashless exercise of 1,100,000 stock options.

f)       On January 12, 2011, the Company issued 20,000 shares of common stock upon the exercise of 20,000 stock options for proceeds of $6,000.

g)       On January 11, 2011, the Company issued 22,000,000 units at $0.05 per unit for proceeds of $1,100,000 pursuant to a private placement. Each unit consists of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.075 per share until January 10, 2013.

h)       On November 23, 2010, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options for proceeds of $15,000.

i)       On September 20, 2010, the Company issued 5,000,000 units with a fair value of $3,785,505 to the Chief Executive Officer of the Company to settle debt of $614,352. Each unit consists of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.25 per share expiring on September 20, 2012.

j)       On September 15, 2010, the Company issued 133,333,333 shares of common stock pursuant to the Acquisition Agreement described in Note 6(f).

k)       On September 15, 2010, the Company issued 16,666,667 shares of common stock pursuant to the Transaction Fee Agreement described in Note 6(f).

l)       On August 23, 2010, the Company issued 9,800,000 shares of common stock upon the cashless exercise of 9,800,000 stock options.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

9.       Stock Options

The Company adopted a Stock Option Plan dated April 27, 2007, (the "2007 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common stock. At February 28, 2011, the Company had no shares of common stock available to be issued under the 2007 Stock Option Plan.

The Company adopted an additional Stock Option Plan dated October 20, 2008 (the "2008 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common stock. At February 28, 2011, the Company had no shares of common stock available to be issued under the 2008 Stock Option Plan. On August 11, 2010, the Company granted stock options to acquire 3,800,000 common shares at a price of $0.05 per share exercisable for 10 years. During the nine months ended February 28, 2011, the Company recorded stock-based compensation of $415,102 as consulting expense.

The Company adopted an additional Stock Option Plan dated August 11, 2010 (the "August 2010 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common shares. At February 28, 2011, the Company had no shares of common stock available to be issued under the August 2010 Stock Option Plan. On August 11, 2010, the Company granted stock options to acquire 6,000,000 common shares at a price of $0.05 per share exercisable for 10 years.  During the nine months ended February 28, 2011, the Company recorded stock-based compensation of $655,425 as consulting expense.

On October 21, 2010, the Company granted stock options to acquire 4,000,000 common shares at a price of $0.30 per share exercisable for 10 years. During the nine months ended February 28, 2011, the Company recorded stock-based compensation of $1,189,225 as consulting expense.

The Company adopted an additional Stock Option Plan dated November 29, 2010 (the "November 2010 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 40,000,000 shares of common shares. At February 28, 2011, the Company had 6,500,000 shares of common stock available to be issued under the November 2010 Stock Option Plan. On November 29, 2010, the Company granted stock options to acquire 33,500,000 common shares at a price of $0.20 per share exercisable for 10 years. During the nine months ended February 28, 2011, the Company recorded stock-based compensation of $5,047,509 as consulting expense.

The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the nine months ended February 28, 2011 was $0.29 per share (2010 - $0.34). The weighted average assumptions used are as follows:

Nine Months Ended

 February 28,
2011

 February 28,
2010

Expected dividend yield

0%

0%

Risk-free interest rate

2.79%

2.71%

Expected volatility

161%

177%

Expected option life (in years)

10.00

5.00

The total intrinsic value of stock options exercised during the nine months ended February 28, 2011, was $1,645,000 (2010 - $966,000) and the intrinsic value of outstanding options at February 28, 2011 was $15,775,000 May 31, 2010 - $Nil).

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

9.       Stock Options (continued)

The following table summarizes the continuity of the Company's stock options:

 Number of
Options
#

 Weighted
Average
Exercise Price
$

 Weighted
Average
Remaining
Contractual
Term (years)

 Aggregate
Intrinsic
Value
$

Outstanding, May 31, 2010

3,123,333

0.30

Granted

47,300,000

0.18

Exercised

(13,890,000)

0.12

Outstanding, February 28, 2011

26,800,000

0.21

9.17

-

Exercisable, February 28, 2011

9,733,333

0.23

7.56

-

A summary of the status of the Company's non-vested stock options as of February 28, 2011, and changes during the nine months ended February 28, 2011 is presented below:

Non-vested stock options

Number of Shares

 Weighted
Average
Grant Date
Fair Value

$

June 1, 2010

-

-

Granted

47,300,000

0.29

Vested

(20,500,000)

0.22

Non-vested at February 28, 2011

26,800,000

0.35

As at February 28, 2011, there was $7,767,963 of total unrecognized compensation cost related to non-vested stock option agreements. That cost is expected to be recognized over a weighted average period of 1.75 years.

The stock options outstanding are exercisable for cash or on a cashless exercise basis using a prorated formula whereby the number of shares issuable is equal to (a) the average closing price for the five days prior to exercise date ("ACP") in excess of the exercise price, divided by (b) the exercise price multiplied by (c) the number of options exercised. During the nine months ended February 28, 2011, 13,800,000 cashless stock options were exercised (2010 - 4,200,000).

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

10.     Share Purchase Warrants

The following table summarizes the continuity of the Company's share purchase warrants:

 Number of
Warrants

 Weighted Average Exercise Price
$

Balance, May 31, 2010

733,500

0.39

Issued

27,000,000

0.11

Exercised

(2,000,000)

0.075

Expired

(733,500)

0.39

Balance, February 28, 2011

25,000,000

0.11

As at February 28, 2011, the following common share purchase warrants were outstanding:

Number of Warrants

Exercise Price

Remaining Contractual Life (Years)

$

5,000,000

0.25

1.56

20,000,000

0.075

1.87

25,000,000

11.     Marketable Securities

 Cost
$

 Fair Value Based On Quoted Market Price
$

Accumulated
Unrealized
Gains
$

Ruby Creek Minerals Inc., 4,000,000 common shares

2,760,000

2,840,000

80,000

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

12.     Commitments

a)       On January 9, 2006, the Company entered into a consulting agreement for a term of three months for consideration of $75,000 cash (paid in fiscal 2006 by a director on behalf of the Company) and 150,000 shares of common stock (100,000 shares transferred to the consultant by related parties during fiscal 2006). As at February 28, 2011, 50,000 shares of common stock are owed to the consultant. As at February 28, 2011, the fair value of $50,000 for these shares owed is included in common stock subscribed.

b)       On September 20, 2009, the Company agreed to pay the CFO Cdn$6,500 per month for six months. On April 1, 2010, the Company extended the employment agreement for three years.

c)       On September 24, 2009, the Company agreed to pay the CEO $10,000 per month for a period of three years. During the quarter ended November 30, 2010, the salary of the CEO increased to $15,000 per month.

d)       On June 1, 2010, the Company entered into a consulting agreement for consulting services related to the Company's China operation for a fee of $10,000 per month for three years.  During the nine months ended February 28, 2011 the agreement was terminated.

13.     Fair Value Measurements

ASC 820 requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Pursuant to ASC 820, the fair value of our cash equivalents and marketable securities are determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets.

Management believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Financial Statements as of February 28, 2011

(Expressed in U.S. dollars)

(Unaudited)

14.     Subsequent Events

a.       On March 11, 2011, the Company issued 11,285,494 units at $0.45 per unit for proceeds of $5,078,472 pursuant to a private placement. Each unit consists of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.52 per share until September 11, 2012.

b.       On March 21, 2011, the Company issued 3,576,768 units at $0.45 per unit for proceeds of $1,609,545 pursuant to a private placement.  Each unit consists of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.52 per share until September 21, 2012.

c.       On March 29, 2011, the Company issued 12,311,110 units at $0.45 per unit for proceeds of $5,540,000 pursuant to a private placement.  Each unit consists of one share of common stock and one purchase warrant entitling the holder to purchase one share of common stock at an exercise price of $0.52 per share until September 29, 2013.  The Company is required to use reasonable commercial efforts to file a resale registration statement with the SEC within 45 days following the closing of the private placement that covers the resale by the purchasers of the unit shares and the warrant issuable upon exercise of the warrants issued in the private placement.

d.       The Company paid finders' fees and legal expenses in  an aggregate amount of $788,382 in relation to the three private placements as described in Notes 14(a), (b) and (c).  On March 29, 2011, the Company also issued 1,243,045 warrants as finders' fees.  Each warrant is exercisable for one additional common share of the Company at an exercise price of $0.52 per share, expiring on September 29, 2013.

e.       On April 6, 2011, the Company entered into drilling contracts to drill 10,000 meters at the Handeni Properties and a deposit of $500,000 was paid to the contractor.  Drilling is planned to commence in June 2011.

Report of Independent Registered Public Accounting Firm

To the Stockholders

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Douglas Lake Minerals Inc. (An Exploration Stage Company) as of May 31, 2010 and 2009 and the related consolidated statements of operations, cash flows and stockholders' deficit for the years then ended and accumulated for the period from January 5, 2004 (Date of Inception) to May 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Douglas Lake Minerals Inc. (An Exploration Stage Company) as of May 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended and accumulated for the period from January 5, 2004 (Date of Inception) to May 31, 2010 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 13, 2010

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in U.S. dollars)

 May 31,
2010
$

May 31,
2009
$

ASSETS

Current Assets

Cash

-

197,030

Prepaid expenses (Note 3)

13,490

15,665

Total Current Assets

13,490

212,695

Property and Equipment (Note 4)

33,299

58,249

Total Assets

46,789

270,944

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Bank indebtedness

3,313

-

Accounts payable

530,838

513,379

Accrued liabilities (Note 7)

281,258

273,599

Due to related parties (Note 5)

738,059

487,323

Total Liabilities

1,553,468

1,274,301

Commitments and Contingencies (Notes 1, 6 and 11)

Subsequent Events (Note 14)

Stockholders' Deficit

 Common Stock
   Authorized: 500,000,000 shares (2009 - 500,000,000), $0.001 par value
Issued and outstanding: 72,313,282 shares (2009 - 66,646,282 shares)

72,313

66,646

Additional Paid-in Capital

26,154,556

24,291,241

Common Stock Subscribed (Notes 6, 8 and 11(a))

2,253,000

2,576,000

Donated Capital

109,000

109,000

Deficit Accumulated During the Exploration Stage

(30,095,548)

(28,046,244)

Total Stockholders' Deficit

(1,506,679)

(1,003,357)

Total Liabilities and Stockholders' Deficit

46,789

270,944

(The accompanying notes are an integral part of these consolidated financial statements)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Consolidated Statements of Operations

(Expressed in U.S. dollars)

 Accumulated
from January 5, 2004 (Date of Inception) to

For the Year Ended

For the Year Ended

May 31,

May 31,

May 31,

2010

2010

2009

$

$

$

Revenue

-

-

-

Expenses

Amortization

42,753

24,950

16,216

Consulting

7,550,389

1,710,134

1,934,253

General and administrative

1,000,826

178,083

304,311

Mineral property costs

19,529,413

98,361

1,661,186

Professional

1,119,545

209,481

353,687

Travel

1,167,830

122,291

440,014

Rent

133,738

56,004

49,343

Total Expenses

30,544,494

2,399,304

4,759,010

Loss Before Other Income

(30,544,494)

(2,399,304)

(4,759,010)

Other Income (Expense)

Mineral property option receipts (Note 6(g))

506,017

350,000

-

Loss on sale of investment securities

(57,071)

-

-

Net Loss

(30,095,548)

(2,049,304)

(4,759,010)

Net Loss Per Share - Basic and Diluted

(0.03)

(0.08)

Weighted Average Shares Outstanding

71,839,000

57,781,000

(The accompanying notes are an integral part of these consolidated financial statements)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

 Accumulated
from January 5, 2004 (Date of Inception) to May 31,
2010
$

 For the Year
Ended
May 31,
2010
$

 For the Year
Ended
May 31,
2009
$

Operating Activities

Net loss

(30,095,548)

(2,049,304)

(4,759,010)

    Adjustments to reconcile net loss to net cash used in operating activities:

Amortization

42,753

24,950

16,216

Donated services and rent

9,000

-

-

Impairment of mineral property costs

17,492,074

-

-

Loss on sale of investment securities

57,071

-

-

Mineral property option payments

(156,017)

-

-

Stock-based compensation

5,346,836

1,519,382

1,188,706

Changes in operating assets and liabilities:

Prepaid deposit

(13,490)

2,175

147,627

Accounts payable and accrued liabilities

113,138

25,118

(291,842)

Due to related parties

975,816

250,736

109,423

Net Cash Used in Operating Activities

(6,228,367)

(226,943)

(3,588,880)

Investing Activities

Mineral property acquisition costs

(697,677)

-

-

Proceeds from mineral property options

600,000

-

-

Purchase of property and equipment

(76,052)

-

(73,300)

Net Cash Used in Investing Activities

(173,729)

-

(73,300)

Financing Activities

Bank indebtedness

3,313

3,313

-

Proceeds from issuance of common stock

6,733,532

40,000

3,966,600

Repayment of loan payable

-

-

(20,000)

Share issuance costs

(334,749)

(13,400)

(141,000)

Net Cash Provided By Financing Activities

6,402,096

29,913

3,805,600

Increase (Decrease) in Cash

-

(197,030)

143,420

Cash - Beginning of Year

-

197,030

53,610

Cash - End of Year

-

-

197,030

Non-cash Investing and Financing Activities

    Amount owing pursuant to mineral license acquisition agreements included in accrued liabilities

250,000

-

(275,000)

Common shares subscribed for mineral licenses acquired

2,203,000

-

(245,000)

Common shares issued for mineral licenses acquired

14,796,750

-

-

Shares gifted to the Company to settle accounts payable

100,000

-

-

    Investment securities received and sold by the President of the
Company on behalf of the Company

79,603

-

-

Supplemental Disclosures

Interest paid

-

-

-

Income taxes paid

-

-

-

(The accompanying notes are an integral part of these consolidated financial statements)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Statement of Stockholders' Deficit

(Expressed in U.S. dollars)

Deficit

Accumulated

Additional

Common

During the

Paid-in

Stock

Donated

Exploration

Shares

Amount

Capital

Subscribed

Capital

Stage

Total

#

$

$

$

$

$

$

 Balance - January 5,
2004 (Date of Inception)

-

-

-

-

-

-

-

 Issuance of common shares for
cash:

At $0.001 per share

2,000,000

2,000

-

-

-

-

2,000

At $0.05 per share

1,050,000

1,050

51,450

-

-

-

52,500

At $0.25 per share

41,000

41

10,209

-

-

-

10,250

Share issuance costs

-

-

(6,475)

-

-

-

(6,475)

Donated services

-

-

-

-

2,500

-

2,500

Net loss for the period

-

-

-

-

-

(36,874)

(36,874)

Balance - May 31, 2004

3,091,000

3,091

55,184

-

2,500

(36,874)

23,901

 Issuance of common shares for
cash:

At $0.01 per share

22,000

22

198

-

-

-

220

At $0.25 per share

945,400

945

228,217

-

-

-

229,162

Common stock subscribed

-

-

-

336,766

-

-

336,766

Donated services

-

-

-

-

3,500

-

3,500

Net loss for the year

-

-

-

-

-

(430,090)

(430,090)

Balance - May 31, 2005

4,058,400

4,058

283,599

336,766

6,000

(466,964)

163,459

 Issuance of common shares for
cash at $0.30 per share

1,322,332

1,323

395,377

(336,766)

-

-

59,934

Share issuance costs

-

-

(2,974)

-

-

-

(2,974)

Issuance of common shares to acquire mineral properties

16,000,000

16,000

5,604,000

-

-

-

5,620,000

Shares gifted to the Company to settle accounts payable

-

-

-

-

100,000

-

100,000

Net loss for the year

-

-

-

-

-

(5,985,395)

(5,985,395)

Balance - May 31, 2006

21,380,732

21,381

6,280,002

-

106,000

(6,452,359)

(44,976)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Statement of Stockholders' Deficit

(Expressed in U.S. dollars)

Deficit

Accumulated

Additional

Common

During the

Paid-in

Stock

Donated

Exploration

Shares

Amount

Capital

Subscribed

Capital

Stage

Total

#

$

$

$

$

$

$

Balance - May 31, 2006

21,380,732

21,381

6,280,002

-

106,000

(6,452,359)

(44,976)

 Issuance of common shares for
cash at $0.70 per share

2,430,133

2,430

1,698,670

-

-

-

1,701,100

Share issuance costs

-

-

(143,900)

-

-

-

(143,900)

Common shares issued for consulting services

150,000

150

105,600

-

-

-

105,750

Common shares issued for mineral licenses acquired

11,650,000

11,650

8,265,100

-

-

-

8,276,750

Common shares subscribed for mineral licenses acquired

-

-

-

2,837,500

-

-

2,837,500

Common shares subscribed for consulting services

-

-

-

50,000

-

-

50,000

Fair value of stock options granted

-

-

2,482,998

-

-

-

2,482,998

Donated rent

-

-

-

-

3,000

-

3,000

Net loss for the year

-

-

-

-

-

(16,342,946)

(16,342,946)

Balance - May 31, 2007

35,610,865

35,611

18,688,470

2,887,500

109,000

(22,795,305)

(1,074,724)

Shares issued for mineral licenses acquired

900,000

900

633,600

(634,500)

-

-

-

Issuance of common shares for cash at $0.30 per share

300,000

300

89,700

-

-

-

90,000

Share issuance costs

-

-

(27,000)

-

-

-

(27,000)

Common shares issued upon cashless exercise of options

4,575,000

4,575

(4,575)

-

-

-

-

Common shares subscribed for cash at $0.10 per share

-

-

-

50,000

-

-

50,000

Common shares subscribed for cash at $0.15 per share

-

-

-

195,000

-

-

195,000

Net loss for the year

-

-

-

-

-

(491,929)

(491,929)

Balance - May 31, 2008

41,385,865

41,386

19,380,195

2,498,000

109,000

(23,287,234)

(1,258,653)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Statement of Stockholders' Deficit

(Expressed in U.S. dollars)

Deficit

Accumulated

Additional

Common

During the

Paid-in

Stock

Donated

Exploration

Shares

Amount

Capital

Subscribed

Capital

Stage

Total

#

$

$

$

$

$

$

Balance - May 31, 2008

41,385,865

41,386

19,380,195

2,498,000

109,000

(23,287,234)

(1,258,653)

Issuance of common shares for cash at $0.10 per share

1,000,000

1,000

99,000

(50,000)

-

-

50,000

Issuance of common shares for cash at $0.15 per share

12,000,013

12,001

1,787,999

(195,000)

-

-

1,605,000

Issuance of common shares for cash at $0.20 per share

6,462,500

6,462

1,286,038

-

-

-

1,292,500

Issuance of common shares for cash at $0.25 per share

1,400,404

1,400

348,700

-

-

-

350,100

Issuance of common shares for cash at $0.30 per share

500,000

500

149,500

-

-

-

150,000

Issuance of common shares for cash at $0.40 per share

362,500

362

144,638

-

-

-

145,000

Share issuance costs

-

-

(141,000)

-

-

-

(141,000)

Common shares issued upon cashless exercise of options

3,365,000

3,365

(3,365)

-

-

-

-

Issuance of common shares upon the exercise of options at $0.30 per share

170,000

170

50,830

-

-

-

51,000

Common shares subscribed for cash at $0.25 per share

-

-

-

323,000

-

-

323,000

Stock-based compensation

-

-

1,188,706

-

-

-

1,188,706

Net loss for the year

-

-

-

-

-

(4,759,010)

(4,759,010)

Balance - May 31, 2009

66,646,282

66,646

24,291,241

2,576,000

109,000

(28,046,244)

(1,003,357)

Issuance of common shares for cash at $0.20 per share

75,000

75

14,925

-

-

-

15,000

Issuance of common shares for cash at $0.25 per share

1,392,000

1,392

346,608

(323,000)

-

-

25,000

Share issuance costs

-

-

(13,400)

-

-

-

(13,400)

Common shares issued upon cashless exercise of options

4,200,000

4,200

(4,200)

-

-

-

-

Stock-based compensation

-

-

1,519,382

-

-

-

1,519,382

Net loss for the year

-

-

-

-

-

(2,049,304)

(2,049,304)

Balance - May 31, 2010

72,313,282

72,313

26,154,556

2,253,000

109,000

(30,095,548)

(1,506,679)

(The accompanying notes are an integral part of these consolidated financial statements)

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

1.          Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on January 5, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915, Development Stage Entities. The Company's principal business is the acquisition and exploration of mineral resources located in Tanzania, Africa. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.  To date, the Company has not incurred any asset retirement obligations.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and officers, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at May 31, 2010, the Company has a working capital deficit of $1,539,978 and has accumulated losses of $30,095,548 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's plans for the next twelve months are to focus on the exploration of its mineral properties in Tanzania and estimates that cash requirements of approximately $2,600,000 will be required for exploration and administration costs and to fund working capital. There can be no assurance that the Company will be able to raise sufficient funds to pay the expected expenses for the next twelve months.

2.          Summary of Significant Accounting Policies

a)       Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Beijing Dao Hu Investment Consulting, Ltd., a Chinese company. The Company's fiscal year-end is May 31.

b)       Use of Estimates

The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability and useful life of long-lived assets, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)       Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

2.          Summary of Significant Accounting Policies (continued)

d)       Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at May 31, 2010 and 2009, the Company had no items that represent other comprehensive loss, and therefore has not included a schedule of comprehensive loss in the consolidated financial statements.

e)       Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)       Property and Equipment

Property and equipment consists of office equipment and automobiles recorded at cost and amortized on a straight-line basis over their estimated useful lives of three years.

g)       Mineral Property Costs

The Company has been in the exploration stage since its inception on January 5, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h)       Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i)       Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of ASC 440 Asset Retirement and Environmental Obligations which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company did not have any assets retirement obligations as of May 31, 2010 and May 31, 2009.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

2.          Summary of Significant Accounting Policies (continued)

j)       Financial Instruments

ASC 825, Financial Instruments requires an entity to maximize the use of observable inputs and the fair value of financial instruments, which include cash, bank indebtedness, accounts payable, amounts due to related parties, and deferred option payments were estimated to approximate their carrying values due to the immediate or short-term maturities of these financial instruments. The Company's operations are in Canada, China and Africa, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

k)       Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

l)       Foreign Currency Translation

The functional and reporting currency of the Company is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with ASC 740 Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

To the extent that the Company incurs transactions that are not denominated in its functional currency, they are undertaken in Canadian dollars, Chinese Yuan Renminbi ("RMB"), and Tanzanian Schilling. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)       Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviours. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

2.          Summary of Significant Accounting Policies (continued)

n)       Recently Issued Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date and through the date that the financial statements are issued. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company's financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

o)       Reclassification

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3.          Prepaid Expenses

The components of prepaid expenses are as follows:

 May 31,
2010
$

 May 31,
2009
$

General and administrative

4,083

9,273

Rent

2,194

3,098

Travel and exploration expenses

7,213

3,294

13,490

15,665

4.          Property and Equipment

May 31,

May 31,

2010

2009

Accumulated

Net Book

Net Book

Cost

Amortization

Value

Value

$

$

$

$

Automobiles

54,000

29,250

24,750

42,750

Office equipment

22,051

13,502

8,549

15,499

76,051

42,752

33,299

58,249

5.          Related Party Transactions and Balances

During the year ended May 31, 2010, the Company incurred $177,859 (2009 - $196,435) of consulting fees, and reimbursed $125,617 (2009 - $285,015) of expenses incurred on behalf of the Company, by various directors and officers. As at May 31, 2010, the Company was indebted to the Chief Executive and Chief Financial Officer of the Company for a total of $738,059 (2009 - $487,323). The amounts due are non-interest bearing, unsecured and due on demand. All transactions were in the normal course of operations and have been recorded at the exchange amount, being the amount agreed upon by the related parties.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

6.          Mineral Properties

Tanzania, Africa

a)       On August 4, 2005, the Company entered into an Asset Purchase Agreement (the "KBT Agreement") with KBT Discovery Group Tanzania Ltd. ("KBT") to acquire three Prospecting Licenses, which cover an area of approximately 621 square kilometres in Tanzania, for an aggregate purchase price of $75,000 and 2,800,000 restricted shares of common stock. On November 10, 2005, the Company entered into an Amendment Agreement in which the number of shares to be issued was increased to 5,600,000 restricted shares of common stock. On October 16, 2006, the Company entered into an Amendment Agreement in which the aggregate purchase price was increased to $225,000. On April 26, 2006, the Company issued 5,600,000 restricted shares of common stock at a fair value of $1,960,000.  By the end of the fiscal year ended May 31, 2006, the Company had completed its due diligence and closed the agreement. At the first closing, Prospecting Licence No. 2810/2004, known as "Tabora", was transferred to the Company's name and the Company issued 5,600,000 restricted shares of common stock to KBT. The Prospecting Licence No. 3117/2005, known as "Morogoro", and Prospecting Licence No. 3118/2005, known as "KM 7", were in the name of Atlas Africa Limited ("Atlas"), a Tanzanian company. KBT had entered into an agreement with Atlas which gave KBT the right to prospect minerals under the Morogoro and KM 7 Prospecting Licenses and an option to enter into a joint venture with Atlas to prospect and mine minerals under the Morogoro and KM 7 Prospecting Licenses. KBT caused Atlas to terminate the joint venture agreements and transferred the Morogoro and KM 7 Prospecting Licenses to the Company's name and the Company paid KBT $75,000. On July 19, 2006, the Company entered into a Letter of Amendment, whereby the Company paid $50,000 directly to Atlas. During the year ended May 31, 2007, the Company paid the $50,000 to Atlas and recognized an impairment loss of $50,000 as there are no proven or probable reserves on any of the Tanzania properties. The prospecting licenses expire three years after their initial issuance.  The Company can apply to reacquire 50% of the area covered by the original prospecting license.  As at May 31, 2010, the Company has decided to focus on other properties and has let the Tabora, KM7 and Morogoro licenses lapse.

b)       On April 27, 2006, the Company entered into a Strategic Alliance Agreement with Canaco Resources Inc. ("Canaco"), a Canadian public company. Under the terms of the agreement, Canaco paid $350,000 (received during fiscal 2007) to the Company, and will provide technical management and fund the initial assessment of each of the prospects in Tanzania, in order to earn up to a 70% undivided interest in the prospects. The $350,000 payment can be allocated at Canaco's discretion to cash payments owing under subsequent option agreements.  On November 1, 2007, Canaco allocated $75,000 of the payment as the cash consideration owed under the Morogoro option agreement which was subsequently abandoned by Morogoro.  In connection with this agreement, the Company is required to issue 200,000 restricted shares of common stock. The Company determined the fair value of the 200,000 shares to be $88,000. The 200,000 shares have not been issued as at May 31, 2010, and $88,000 is included in common stock subscribed.

c)       On November 17, 2006, the Company entered into an Asset Purchase Agreement with Atlas to acquire Prospecting License No. 3920/2006, which covers an area of approximately 46 square kilometres in Tanzania. The Licenses were transferred to the Company's name on signing the agreement for an aggregate purchase price of $200,000 (paid) and 4,500,000 restricted shares of common stock. The Company determined the fair value of the shares to be $3,172,500. As at May 31, 2007, the Company issued 1,500,000 shares at the fair value of $1,057,500 and at May 31, 2010, the remaining 3,000,000 shares at the fair value of $2,115,000 is included in common stock subscribed.  Refer to Note 6(e).

d)       On November 17, 2006, the Company entered into an Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Limited ("HG") to acquire nine Prospecting Licenses, which cover an area of approximately 2,388.79 square kilometres in Tanzania. Prospecting License No.'s 3868/2006, 3671/2005, 3398/2005, 3105/2005, 3211/2005, and 2961/2004 were transferred to the Company's name on signing the agreement for an aggregate purchase price of $600,000 ("Cash Payment") and issuance of 4,000,000 restricted shares of common stock (issued) at a fair value of $2,820,000. The Cash Payment is to be made as follows: $150,000 (paid) on signing of the agreement and $150,000 payments at the end of each ninety day period thereafter until the consideration is paid in full. As at May 31, 2010, $250,000 is included in accrued liabilities.  The Company has let Prospecting License No.'s 3868/2006, 3671/2005, 3398/2005, 3105/2005, 3211/2005, and 2961/2004 lapse.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

6.          Mineral Properties (continued)

Tanzania, Africa (continued)

e)       On March 2, 2007, the Company entered into an option agreement with Canaco whereby the Company granted Canaco the right to earn up to a 75% interest in Prospecting License 3920/2006 in Tanzania known as "Shinyanga or Magembe" held by the Company (see Note 6I). Under the option agreement Canaco has agreed to:

i)       make cash payments to the Company of $200,000, of which $100,000 (received) is payable upon the approval of the Board of Directors of both companies and the TSX Venture Exchange, (such date is referred to as the "Effective Date"). An additional $100,000 is payable on the first anniversary of the Effective Date (received);

ii)      issue up to 750,000 of its common shares to the Company, of which 250,000 shares are issuable on the second anniversary of the Effective Date, an additional 500,000 shares are issuable on the third anniversary of the Effective Date; and

iii)     commit to spend up to $2,500,000 in exploration expenses on the subject property prior to the fourth anniversary of the Effective Date ($250,000 in cumulative exploration expense prior to the first anniversary of the Effective Date, up to $500,000 in cumulative exploration expense prior to the second anniversary of the Effective Date, and up to $750,000 in cumulative exploration expense prior to the third anniversary of the Effective Date, and up to $1,000,000 in cumulative exploration expense prior to the fourth anniversary of the Effective Date).

If the Company fails to reacquire the Prospecting Licenses by March 31, 2008 the Company will not receive the additional cash payments.  On June 29, 2007, the Company entered into an option agreement with Canaco whereby the Company granted Canaco the right to earn up to a 70% interest in Prospecting License 2987/2005 in Tanzania known as "Kwadijava".  The Company received a $100,000 option payment pursuant to the option agreement.  The Company failed to reacquire Prospecting License 2987/2005 and pursuant to the agreement the $100,000 option payment received was applied to the Magembe property (Prospecting License 3920/2006). As at May 31, 2010, the Company has decided to focus on other properties and has let the Magembe prospecting license lapse.

f)       On June 27, 2008, the Company entered into a Joint Venture Agreement that grants the Company the right to explore for minerals on properties in Liwale and Nachigwea Districts of Tanzania in consideration for the payment of $1,000,000 (paid) upon signing the agreement and $540,000 over five years beginning July 15, 2008. The $540,000 is payable in stages on a quarterly basis of which $80,000 must be paid in the first year, and $460,000 over the next five years.  The holder of the property licenses retains a net smelter royalty return of 3%.

On June 5, 2009, the Company entered into a new joint venture which reduced the area covered by the original agreement to approximately 380 square kilometres. Pursuant to the new joint venture agreement, the Company was required to pay $40,000 upon the signing of the new agreement.  In addition, the joint venture partner is still entitled to receive a perpetual net smelter royalty return of 3% from any product realized from the property underlying the prospecting licenses. By entering into the new joint venture agreement, the Company is no longer required to pay the balance of the $460,000 previously due under the prior joint venture agreement. The new joint venture agreement covers prospecting licenses No. 5673/2009, No. 5669/2009, No. 5664/2009, and No. 5662/2009, all of which were renewed on June 12, 2009 for a period of three years.

g)       On November 7, 2009, the Company entered into its first agreement with Ruby Creek Resources Inc. ("RCR") in which RCR has the right to acquire a 70% interest in 125 square kilometres of the Company's interest in the 380 square kilometres covered by the Mkuvia Alluvial Gold Project (Note 6(f)) in consideration for $3,000,000 that is payable as follows:

i)       $100,000 within 5 business days of signing the agreement (received);

ii)      $150,000 within 15 business days of signing the agreement (received);

iii)     $100,000 upon satisfactory completion of RCR due diligence (received);

iv)      $400,000 upon closing and receipt the first mining license;

v)       $750,000 payable within 12 months of closing;

vi)      $750,000 payable within 24 months of closing; and

vii)     $750,000 payable within 36 months of closing.  This payment may be made in common shares of RCR.   The shares will be valued at the 10 day average trading price of RCR's common stock prior to the payment date.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

6.          Mineral Properties (continued)

Tanzania, Africa (continued)

RCR can increase its ownership from 70% to 75% by paying an additional $1,000,000 within 12 months of closing.

h)       On May 24, 2010, in a second agreement between RCR and the Company, RCR has the right to earn a 70% interest in the remaining 255 square kilometres of the 380 square kilometre Mkuvia Alluvial Gold Project by making additional payments totalling $6,000,000 to the Company. Also refer to Note 14(a) concerning compliance with the scheduled payments (i) and (ii) below.

The schedule by which RCR is to pay such $6,000,000 to the Company is as follows:

i)       $200,000 due within seven days of execution of the Agreement with $100,000 applied towards costs of environmental permitting and the initial mining license;

ii)      $150,000 plus the issuance of 4 million restricted shares of common stock of RCR, with an agreed upon value of $0.80 per share for a stated valuation of $3,200,000, within 30 days of the receipt of Certificates of Acknowledgement for all underlying and related Agreements from the Commissioner for Minerals in Tanzania as required by the Mining Act of Tanzania;

iii)     $450,000 on June 1, 2011;

iv)      $1,000,000 on June 1, 2012; and

v)       $1,000,000 on June 1, 2013 (which may be satisfied by the issuance of stock by RCR).

Thus, the combined payments under the November 7, 2009 and the May 24, 2010 agreements provide for a total commitment of $9,000,000 payable to the Company by RCR to earn a 70% interest in the entire 380 square kilometre Mkuvia Alluvial Gold Project. The ownership structure of the interest in the Mkuvia Alluvial Gold Project is a 70% interest for RCR, a 25% interest for Douglas Lake, and a 5% interest for Mr. Mkuvia Maita, the original owner of the underlying prospecting licenses. In addition, Mr. Maita retains a 3% net smelter royalty. RCR may increase its ownership position from a 70% interest to 75%, reducing the Company's position to 20%, by giving Notice to the Company and paying $1,000,000 to the Company by June 1, 2011.

7.          Accrued Liabilities

The components of accrued liabilities are as follows:

 May 31,
2010
$

 May 31,
2009
$

Consulting fees

30,000

-

Mineral property expenditures

250,623

250,000

Professional fees

635

23,599

Total Accrued Liabilities

281,258

273,599

8.          Common Stock

a)       On August 26, 2009, the Company completed a non-brokered private placement pursuant to which the Company issued 75,000 units at $0.20 per unit for proceeds of $15,000. Each unit consists of one share of common stock and one half share purchase warrant.  Each whole warrant entitles the holder to acquire an additional share of common stock at an exercise price of $0.30 per share for a period of one year from closing.

b)       On June 23, 2009, the Company completed a non-brokered private placement pursuant to which the Company issued 1,392,000 units at $0.25 per unit for proceeds of $348,000. Each unit consists of one share of common stock and one half share purchase warrant.  Each whole warrant entitles the holder to acquire an additional share of common stock at an exercise price of $0.40 per share for a period of one year from closing.  At May 31, 2009, $323,000 of proceeds was included in common stock subscribed.  The Company incurred $13,400 of share issuance costs in connection with this private placement.

c)       On July 2, 2009, the Company issued 4,200,000 shares of common stock upon the cashless exercise of 4,200,000 stock options.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

9.          Stock Options

The Company adopted a Stock Option Plan dated April 27, 2007, (the "2007 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common stock.  At May 31, 2010, the Company had no shares of common stock available to be issued under the 2007 Stock Option Plan.

The Company adopted an additional Stock Option Plan dated October 20, 2008 (the "2008 Stock Option Plan"), under which the Company is authorized to grant stock options to acquire up to a total of 10,000,000 shares of common stock. At May 31, 2010, the Company had 3,800,000 shares of common stock available to be issued under the 2008 Stock Option Plan.

During the year ended May 31, 2010, the Company granted stock options to acquire 4,200,000 common shares at a price of $0.15 per share exercisable for 5 years and 300,000 shares at a price of $0.30 for five years.  During the year ended May 31, 2010, the Company recorded stock-based compensation of $1,519,382 as consulting expense.

During the year ended May 31, 2009, the Company granted stock options to acquire 2,910,000 common shares at a price of $0.30 per share exercisable for 5 years. During the year ended May 31, 2009, the Company recorded stock-based compensation of $1,188,706 as consulting expense.

The fair value for stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model and the weighted average fair value of stock options granted during the year ended May 31, 2010 was $0.35 per share (2009 - $0.41). The weighted average assumptions used are as follows:

Year Ended

 May 31,
2010

 May 31,
2009

Expected dividend yield

0%

0%

Risk-free interest rate

2.71%

2.59%

Expected volatility

177%

167%

Expected option life (in years)

5.00

5.00

The total intrinsic value of stock options exercised during the year ended May 31, 2010, was $966,000 (2009 - $537,300).

The following table summarizes the continuity of the Company's stock options:

Number of Options

 Weighted Average Exercise Price
$

 Weighted Average Remaining Contractual
Term (years)

 Aggregate
Intrinsic
Value
$

Outstanding, May 31, 2009

2,823,333

0.30

Granted

4,500,000

0.16

Exercised

(4,200,000)

0.15

Outstanding, May 31, 2010

3,123,333

0.30

3.44

-

Exercisable, May 31, 2010

3,123,333

0.30

3.44

-

At May 31, 2010, the Company had no unvested stock options and no unrecognized compensation costs.

The stock options outstanding are exercisable for cash at $0.30 per share, or on a cashless exercise basis using a prorated formula whereby the number of shares issuable is equal to (a) the average closing price for the five days prior to exercise date ("ACP") in excess of the $0.30 exercise price, divided by (b) the exercise price multiplied by (c) the number of options exercised.   During the year ended May 31, 2010, 4,200,000 cashless stock options were exercised (2009 - 3,365,000).

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

10.        Share Purchase Warrants

The following table summarizes the continuity of the Company's share purchase warrants:

 Number of
Warrants

 Weighted Average Exercise Price
$

Balance, May 31, 2009

3,700,200

0.37

Issued

733,500

0.39

Expired

(3,700,200)

0.37

Balance, May 31, 2010

733,500

0.39

11.        Commitments

a)       On January 9, 2006, the Company entered into a consulting agreement for a term of three months for consideration of $75,000 cash (paid in fiscal 2006 by a director on behalf of the Company) and 150,000 shares of common stock (100,000 shares transferred to the consultant by related parties during fiscal 2006). As at May 31, 2008, 50,000 shares of common stock are owed to the consultant. As at May 31, 2010, the fair value of $50,000 for these shares owed is included in common stock subscribed.

b)       In August 2008, the Company entered into a two year lease agreement for the provision of office space.  Under the lease agreement, the Company is obligated to make the following annual payments:

Fiscal Period

2011

$6,588 (RMB 45,000)

During the year ended May 31, 2010, the Company incurred rent expense of $26,330 (RMB 180,000) pursuant to the agreement.

c)       On September 20, 2009, the Company agreed to pay the CFO $6,176 (Cdn$6,500) per month for six months. On April 1, 2010, the Company extended the contract for three years.

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

12.        Fair Value Measurements

ASC 820 requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Pursuant to ASC 820, the fair value of our cash equivalents is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets.

Management believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

13.        Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense differs from the amount that would result from applying the U.S federal and state income tax rates to earnings before income taxes. The Company has net operating losses carried forward of approximately $8,129,200 available to offset taxable income in future years which begin expiring in fiscal 2025. Pursuant to ASC 740, the potential benefits of the net operating losses carried forward has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

The income tax benefit differs from the amount computed by applying the federal income tax rate of 35% to net loss before income taxes for the years ended May 31, 2010 and 2009 as a result of the following:

 May 31,
2010
$

 May 31,
2009
$

Loss before taxes

(2,049,304)

(4,759,010)

Statutory rate

35%

35%

Computed expected tax (recovery)

(717,256)

(1,665,654)

Permanent differences

531,784

416,047

Temporary differences

2,950

(4,020)

Valuation allowance change

182,522

1,253,627

Provision for income taxes

-

-

Douglas Lake Minerals Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements as of May 31, 2010

(Expressed in U.S. dollars)

13.        Income Taxes (continued)

The significant components of deferred income tax assets and liabilities at May 31, 2010 and 2009, after applying enacted corporate income tax rates, are as follows:

 May 31,
2010
$

 May 31,
2009
$

Net operating losses carried forward

2,845,214

2,662,692

Valuation allowance

(2,845,214)

(2,662,692)

Net deferred income tax asset

-

-

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.

14.        Subsequent Events

a)       Subsequent to May 31, 2010, the Company received cash payments from RCR pursuant to the scheduled payments (i) and (ii) in the agreement dated May 24, 2010 as described in Note 6(h); however the 4 million shares of RCR were not issued to the Company as required by the agreement. Therefore, RCR is not in compliance with the May 24, 2010 agreement.

b)       On June 1, 2010, the Company entered into a consulting agreement with China Quantum Investment Ltd. For consulting services related to the Company's China operation for a fee of $10,000 per month for three years.

c)       On June 23, 2010, a total of 733,500 warrants expired unexercised.

d)       On August 11, 2010, the Company adopted the 2010 Stock Incentive Plan authorizing an additional 10,000,000 common shares for issuance.

e)       On August 11, 2010, the Company granted 9,800,000 stock options exercisable at $0.05 per share, expiring August 11, 2020.

f)       On August 23, 2010, the Company issued 6,000,000 restricted common shares and 3,800,000 unrestricted common shares upon the cashless exercise of stock options.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, changes in financial condition, plan of operations and results of operations should be read in conjunction with (i) our audited consolidated financial statements as at May 31, 2010 and 2009; (ii) our unaudited financial statements for the nine month period ended February 28, 2011 and 2010 and for the period from inception (January 5, 2004) to February 28, 2011 and (iii) the section entitled "Business", included in this prospectus.  The discussion contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Plan of Operations

Our plan of operations for the next twelve months is to continue with the exploration and development of our mineral property claims in Tanzania.  Our planned acquisitions and development of existing properties is described in detail in this prospectus under "Business--Plan of Operations".

Results of Operations

The following sets table sets out our losses for the periods indicated:

 Accumulated
from January 5, 2004
(Date of Inception) to

 For the Nine
Months Ended

 For the Nine
Months Ended

 For the Year
Ended

For the Year Ended

February 28,

February 28,

February 28,

May 31

May 31,

2011

2011

2010

2010

2009

$

$

$

$

$

(Unaudited)

(Unaudited)

(Unaudited)

(Audited)

(Audited)

Revenue

-

-

-

-

-

Expenses

Amortization

60,994

18,241

-

24,950

16,216

Consulting

18,289,339

10,738,950

1,700,294

1,710,134

1,934,253

General and administrative

1,160,896

160,070

93,132

178,083

304,311

Mineral property costs

79,767,059

60,237,646

67,081

98,361

1,661,186

Professional

1,424,388

304,843

191,039

209,481

353,687

Rent

164,604

30,866

42,046

56,004

49,343

Travel

1,402,744

234,914

64,732

122,291

440,014

Total Expenses

102,270,024

71,725,530

2,158,324

2,399,304

4,759,010

Net Loss Before Other Expense

(102,270,024)

(71,725,530)

(2,158,324)

(2,399,304)

(4,759,010)

Other Income (Expense)

    Gain on write-down of
accounts payable

102,880

102,880

-

-

-

    Mineral property option
payments

3,616,017

3,110,000

125,000

350,000

-

    Loss on sale of investment
securities

(57,071)

-

-

-

-

Net Loss

(98,608,198)

(68,512,650)

(2,033,324)

(2,049,304)

(4,759,010)

Revenues

We had no operating revenues since our inception (January 5, 2004) to February 28, 2011.  We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Year Ended May 31, 2010 Compared to the Year Ended May 31, 2009

Expenses

Our expenses in the year ended May 31, 2010 decreased to $2,399,304 from $4,759,010 in the year ended May 31, 2009, as follows:

  Our consulting fees decreased to $1,710,134 during our year ended May 31, 2010 (2009 - $1,934,253);

  Our general and administrative fees decreased to $178,083 during our year ended May 31, 2010 (2009 - $304,311) primarily due to decreased operations during the period;

  Our mineral property costs decreased substantially to $98,361 during our year ended May 31, 2010 (2009 - $1,661,186) primarily due to decreased operations during the period;

  Our professional fees decreased to $209,481 during our year ended May 31, 2010 (2009 - $353,687) primarily as a result of decreased legal costs;

  Our travel expenses decreased to $122,291 during our year ended May 31, 2010 (2009 - $440,014);

  Our only expense line items that increased during our year ended May 31, 2010 were for amortization, which increased to $24,950 (2009-$16,216) and for rent, which increased slightly to $56,004 (2009 - $49,343).

Net Loss

Our net loss for the year ended May 31, 2010 was $2,049,304, compared to $4,759,010 for the year ended May 31, 2009.

Nine Months Ended February 28, 2011 Compared to the Nine Months Ended February 28, 2010

Expenses

Our expenses in the nine months ended February 28, 2011 increased to $71,725,530 from $2,158,324 in the nine months ended February 28, 2010, primarily as a result of the expense recognized for the impairment of the Handeni Property acquisition costs.  On February 28, 2011 the capitalized acquisition costs of the Handeni Properties were tested for impairment by management as required by ASC 360. Management determined that no positive cash flows from the Handeni Properties could be identified or supported and a full impairment loss was recognized in expenses for the $60,000,000 acquisition cost.

Net Loss and Comprehensive Loss

Our net loss for the nine months ended February 28, 2011 was $68,512,650, compared to $2,033,324 for the nine months ended February 28, 2010.  Our comprehensive loss for the nine months ended February 28, 2011 was $68,432,650, compared to $2,033,324 for the nine months ended February 28, 2010.

Liquidity and Capital Resources

The following table sets forth our cash and working capital as of February 28, 2011 and May 31, 2010:

February 28, 2011

May 31, 2010

Cash reserves

$ 222,408

$ Nil

Working capital (deficit)

2,440,698

(1,539,978)

Subject to the availability of additional financing, we intend to spend approximately $7,000,000 over the next twelve months in carrying out our plan of operations.  At February 28, 2011, we had $222,408 of cash on hand and working capital of $2,440,698.  On March 11, 2011, we completed a private placement for gross proceeds of $5,078,472.  On March 21, 2011, we completed a private placement for gross proceeds of $1,609,545.  On March 29, 2011, we completed a private placement for gross proceeds of $5,540,000.  As such, we estimate we will have sufficient funds to cover our planned operations over the next twelve months.  However, our actual expenditures may exceed our estimations such that we may need to receive additional funds to fund our planned operations over the next twelve months, either through the sale of capital stock or from borrowing.  If we are not able to obtain financing in the amounts required or on terms that are acceptable to us, we may be forced to scale back, or abandon, our plan of operations.

Various conditions outside of our control may detract from our ability to raise the capital needed to execute our plan of operations, including the price of gold as well as the overall market conditions in the international and local economies.

Net Cash Used in Operating Activities

Net cash used in operating activities was $226,943 during the year ended May 31, 2010, as compared to $3,588,880 during the year ended May 31, 2009.

Net cash used in operating activities was $1,206,718 during the nine months ended February 28, 2011, as compared to $433,430 during the nine months ended February 28, 2010.  Net cash used in operating activities from our inception on January 5, 2004 to February 28, 2011 was $7,435,085.

Net Cash Used in Investing Activities

Net cash used in investing activities was $Nil during the year ended May 31, 2010, as compared to $73,300 during the year ended May 31, 2009, with respect to the purchase of property and equipment.

Net cash used in investing activities was $27,061 during the nine months ended February 28, 2011 (purchase of property and equipment), as compared to $250,000 used in investing activities during the nine months ended February 28, 2010.  Net cash used in investing activities from our inception on January 5, 2004 to February 28, 2011 was $200,790.

Net Cash from Financing Activities

During the year ended May 31, 2010, we received $29,913 net cash from financing activities, primarily as proceeds from the issuance of our common stock. During the year ended May 31, 2009, we received $3,805,600 net cash from financing activities, primarily from the issuance of our common stock.

During the nine months ended February 28, 2011, we received $1,456,187 net cash from financing activities, primarily from the sale of our common stock.  During the nine months ended February 28, 2011, we received $1,257,000 net cash from financing activities from the sale of our common stock.  We have funded our business to date primarily from sales of our common stock.  From our inception on January 5, 2004 to February 28, 2011, net cash provided by financing activities was $7,858,283.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the property underlying our mineral claim interest and our venture will fail.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report on our audited financial statements for the year ended May 31, 2010 that they have substantial doubt we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements.

Mineral Property Costs

The Company has been in the exploration stage since its inception on January 5, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of ASC 440 Asset Retirement and Environmental Obligations which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company did not have any assets retirement obligations as of February 28, 2011 and 2010.

Financial Instruments

ASC 825, Financial Instruments requires an entity to maximize the use of observable inputs and the fair value of financial instruments, which include cash, bank indebtedness, marketable securities, accounts payable and amounts due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturities of these financial instruments. The Company's operations are in Canada and Africa, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation - Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviours. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our principal independent accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name

Age

Position Held

Harpreet Singh Sangha

47

President, Chief Executive Officer and Director

Reginald Mengi

68

Chairman and a Director

Wenqin Zhang

57

Director

Honorable Joseph Rugumyamheto

64

Director

Douglas Boateng

46

Director

Reyno Scheepers

54

Director

Herminder Rai

38

Secretary, Treasurer and Chief Financial Officer

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Harpreet S. Sangha has been our director and Chief Executive Officer since April 2006. In addition, Mr. Sangha has also previously served as our President, Secretary and Treasurer from April 2006 until he resigned from those positions on July 3, 2009.  Mr. Sangha was reappointed as our President on November 4, 2009.  Mr. Sangha has over 18 years experience in business financing with specific interest in public company development. Mr. Sangha is an investment advisor at Global Securities Corporation, and possesses a unique combination of fund raising and managerial skills that management believes will be instrumental in advancing our Company toward a prominent global position.  Mr. Sangha has served as Chief Executive Officer, Secretary and as a Director of Artepharm Global Corp., a reporting company under the Exchange Act, since September 19, 2009.  We have determined that Mr. Sangha should serve as a director of our Company given his involvement with the Company since 2006 and his experience in business financing and public company development.

Reginald Mengi has served as our Chairman of the board of directors since September 21, 2010.  Mr. Reginald Mengi is the Chairman and owner of IPP Resources. He also chairs IPP Ltd., one of the largest private sector holding companies in Tanzania. Mr. Mengi commenced IPP Ltd.'s business in the mid 1980's manufacturing ball point pens. Today the IPP group of companies is engaged in various areas including bottling of Coca Cola products, drinking water, manufacturing and bottling of drinks and spirits, mining of minerals and gemstones, gemstone cutting, lapidary and media.

Until 1985, Mr. Mengi also worked as a Chartered Accountant for Coopers & Lybrand Tanzania where he served in the role as Chairman and Managing Partner and led auditing and consultancy teams and participated in the establishment of companies and institutions.

Honorable Joseph Rugumyamheto has served on our board of directors since April 2006. Hon. Rugumyamheto retired in January 2006 after 30 years of public service. For the past five years, Hon. Rugumyamheto has been the Permanent Secretary in the President's Office of Tanzania, reporting directly to the President of Tanzania. Hon. Rugumyamheto graduated from Ivy League schools in the US. He was responsible for all civil servants in the government.  We have determined that Mr. Rugumyamheto should serve as a director of the Company given his involvement with the Company since 2006 and his many years of public service in Tanzania, where our mineral property interests are located.

Wenqin Zhang has served on our board of directors since November 21, 2008.  Dr. Zhang began his career as a student in the Mining Department of the University of Qinghai. He subsequently was part of the scholars exchange programs in Newfoundland and the University of British Columbia, Canada, where he continued his geological studies. From there he went on to become the Deputy Chief Geologist and Chief Geologist in Earth Geochemistry Technology at the Institute of Qinghai Province. In 1996, he was appointed Deputy Chief Geologist, Bureau of Geologic Exploration and Mining Development of Qinghai Province, and in 1999 he became Director of the Northern China Project Administration. Since 2002, he has been Deputy Chief Director of Tianjin Institute of Geology and Minerals Research. He is also currently a member of the China Geochemistry Committee.  We have determined that Dr. Zhang should serve as a director of the Company given his involvement with the Company since 2008 and his knowledge and experience in the mining sector.

Douglas Boateng has served as a director since September 21, 2010.  Dr. Douglas Boateng has over 18 years of extensive multi-sector international experience. His career includes positions as a CEO, director and senior level consulting in Technology (ICT), Chemicals/Pharma-chemical, Pharmaceutical and Biotechnology, Aviation, Engineering, Business management, Mergers and Acquisitions, Strategic alliance and partnerships, Logistics and Supply Chain Management, Media, Consulting, Corporate and Strategic Business Development, Corporate Governance and Advisory services to selected Government ministries. Dr. Boateng has also successfully worked and consulted for some of the world's leading corporation's in Europe, the United States and Africa.

Prior to joining IPP Resources, Dr. Boateng founded PanAvest International, an organization with a vision to assist companies profitably extend their market reach through the application of innovative Business Development Logistics and Supply Chain Management solutions. He has acted as an independent advisor and consultant to one of Scandinavia's largest generic pharmaceutical companies on logistics, supply chain and business development and strategies and one of Africa's leading healthcare distributors.

Dr. Boateng is also a post graduate visiting professor on logistics and supply chain management and a Masters and Doctoral project supervisor at one of Africa's largest and most respected business schools. He current sits on the editorial board of Smart Procurement, the largest supply chain related portal in Africa and the Middle East.

Dr. Boateng holds a Graduate Diploma in Company Direction from the Institute of Directors, a Doctorate in Engineering Business Management from the University of Warwick-UK, an MSc in Industrial Logistics from the University of Central England-UK and a post graduate diploma in transport and logistics from Cranfield Institute of Technology, UK.

Reyno Scheepers has served as a director since September 21, 2010.  Dr. Reyno Scheepers' involvement with the mining industry stretches for a period of 22 years. He started off as a researcher at the Fuel Research Institute (CSIR) of South Africa where he gained experience in the composition and characteristics of various South African coal fields. This was followed by a two year period as a geologist at a South African gold mine where he gained experience in underground geology, underground and surface exploration and gold exploration project planning. He then joined the University of Stellenbosch where he became a professor in petrology/mineralogy in 1999.

Since 1995 Dr. Scheepers directed his efforts towards the investigation of gemstone deposits covering alluvial and kimberlitic diamond deposits in South Africa, the Democratic Republic of the Congo and in Tanzania. One of his major achievements in Tanzania was the investigation of the geology and technical aspects of the Merelani tanzanite deposit which eventually led to the successful listing of the first colored gemstone company on the Johannesburg Stock Exchange.

Dr. Scheepers is also closely involved in the application and development of geochemical analytical techniques and was in charge of the running of an XRF laboratory, an ICP=AES laboratory and a micro thermometric laboratory. He participated in the development of international geochemical reference standards and completed numerous challenging analytical problems for the industry over the years.

Dr. Scheepers' interest in providing small scale miners with the necessary skills to conduct safe and effective mining led to the establishment of the Gemstone Research Centre at Stellenbosch University and currently the Unit for Gemstone Geology ("UGG"). The UGG is a collaborative training and research unit between Free State and Dar Es Salaam Universities through which research on gemstone deposits is currently conducted.

Dr. Scheepers received his B.Sc. (Hons), Cum Laude in 1979, his M.Sc, Cum Laude in 1982 and his PhD in 1990 from the University of Stellenbosch.

Herminder Rai has served as our Secretary, Treasurer and Chief Financial Officer since July 3, 2009.  Mr. Rai has been an investment advisor with Global Securities Corporation, of Vancouver, British Columbia for the past five years. Mr. Rai is a graduate of many Canadian Securities Institute securities-related courses, and recently passed Level I of the CFA program and is currently enrolled as a Level II candidate. Mr. Rai is not a director or officer of any other reporting company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge and belief, none of our directors or executive officers has been involved in any of the following events during the past ten years that is material to an evaluation of the ability of such person to serve as an executive officer or director of our Company:

1.       a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.       such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.       such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)    acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)   engaging in any type of business practice; or

(iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.       such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) above, or to be associated with persons engaged in any such activity;

5.       such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.       such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.       such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)    any Federal or State securities or commodities law or regulation;

(ii)   any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)  any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.       such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not aware of any material legal proceedings in which any of the following persons is a party adverse to our Company or has a material interest adverse to our Company: (a) any current director, officer, or affiliate of the Company, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company; (b) any person proposed for appointment or election as a director or officer of our Company; or (c) any associate of any such person.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Committees

Our Board of Directors acts as our nominating committee and our audit committee; we do not have separate committees that perform these functions nor do we have nominating committee or audit committee charters.  We have not identified a financial expert that serving on the Board.  We intend to establish an audit committee, appoint sufficient independent members thereto and identify an "expert" for the committee to advise other members as to correct accounting and reporting procedures.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us during our fiscal years ended May 31, 2009 and 2010.

Summary Compensation Table

Name and Principal Position

Year

 Salary
($)

 Bonus
($)

 Stock
Awards
($)

 Option
Awards
($)

 Non-Equity Incentive Plan Compen-sation
($)

 Nonqualified Deferred Compen-sation Earnings
($)

 All Other Compen-sation
($)

 Total
($)

 Harpreet Sangha
President & Chief Executive Officer

2009

Nil

Nil

Nil

Nil

Nil

Nil

$120,000

$120,000

2010

Nil

Nil

Nil

Nil

Nil

Nil

$120,000

$120,000

 Sylvia Tang
(Former) Chief Financial Officer

2009(1)

Nil

Nil

Nil

Nil

Nil

Nil

$13,435

$13,435

2010

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Nil

 Herminder Rai
Chief Financial Officer, Secretary and Treasurer

2009 (2)

N/A

N/A

N/A

N/A

N/A

N/A

N/A

N/A

2010

Nil

Nil

Nil

Nil

Nil

Nil

$57,859

$57,859

 Charles Mnguto
(Former) President

2009 (2)

N/A

N/A

N/A

N/A

N/A

N/A

N/A

N/A

2010

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Nil

(1) Ms. Tang resigned as our Chief Financial Officer on July 3, 2009.

(2) Mr. Rai was appointed as our Chief Financial Officer, Secretary and Treasurer on July 3, 2009.

(3) Mr. Mnguto was appointed as our President on July 3, 2009 and resigned on November 4, 2009.

Outstanding Equity Awards

As at May 31, 2010 there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to any of our officers or directors.

Compensation of Directors

Except as disclosed below, we did pay our directors any fees or other compensation for acting as directors during our fiscal year ended May 31, 2010.  Certain of our current or former directors serve or have served as officers of our Company, and any compensation they received due to their service as an officer is disclosed in the table above and is not included in the table below.

Director Compensation

Name and Principal Position

 Fees earned or paid in cash
($)

 Stock
Awards
($)

 Option
Awards
($)

 Non-Equity Incentive Plan Compen-sation
($)

 Nonqualified Deferred Compen-sation Earnings
($)

 All Other Compen-sation
($)

 Total
($)

Harpreet Singh Sangha (1)

N/A

N/A

N/A

N/A

N/A

N/A

N/A

Honorable Joseph Rugumyamheto

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Wenqin Zhang

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Charles Xavier Mnguto(1) , (2)

N/A

N/A

N/A

N/A

N/A

N/A

N/A

Medard M.C. Kalemani (3)

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Abdulkarim Hamisi Mruma (4)

Nil

Nil

Nil

Nil

Nil

Nil

Nil

(1) See summary compensation table above.

(2) Mr. Mnguto resigned as a Director on November 4, 2009.

(3) Mr. Kalemani resigned as a Director on July 3, 2009.

(4) Mr. Mruma resigned as a Director on July 3, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 6, 2011 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group.  Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class

Name and address of beneficial owner(1)

 Amount and nature
of beneficial owner(2)

Percentage of class(3)

Officers and Directors

Common Stock

Harpreet Singh Sangha(1)

6,659,000

2.3%

Common Stock

Honorable Joseph Rugumyamheto(1)

1,000,000(4)

Less than 1%

Common Stock

Wenqin Zhang(1)

Nil

Nil

Common Stock

Herminder Rai(1)

Nil

Nil

Common Stock

Reginald Mengi(1)

133,333,333(5)

45.6%

Common Stock

Reyno Scheepers(1)

Nil

Nil

Common Stock

Douglas Boateng(1)

Nil

Nil

Common Stock

All executive officers and directors as a group (seven persons)

140,992,333

48.2%

  The address of our officers and directors our Company's address, which is Suite 500-666 Burrard Street, Vancouver, British Columbia, Canada,V6C 3P6.

  Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

  Based on 292,416,653 shares of our common stock issued and outstanding as of May 6, 2011.

  250,000 shares held by Mr. Rugumyamheto's son and 750,000 held by Sika Holdings Ltd.

  Shares held by IPP Gold Limited.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

EXPERTS

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The audited consolidated financial statements included in this prospectus have been audited by Manning Elliott LLP, Chartered Accountants, which is an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus.  These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

Laurence Stephenson, P. Eng., and Ross McMaster, MAusIMM, prepared a NI 43-101 report entitled "Technical and Resource Report on the Mkuvia Alluvial Gold Project", which is referenced herein.

Avrom E. Howard, MSc, FGA, PGeol (Ontario), prepared an NI 43-101 report entitled "Technical Report on the Handeni Property", which is referenced herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our  Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has had any material interest, direct or indirect, in any transaction with us during our last two fiscal years or in any presently proposed transaction that has or will materially affect us:

    any of our directors or officers;

    any person proposed as a nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; or

    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

We had transactions with certain of our officers and directors during our fiscal year ended May 31, 2010 as follows:

During the year ended May 31, 2010, we incurred $177,859 of consulting fees included in general and administrative expenses ($120,000 with respect to Harpreet Sangha and $57,859 with respect to Herminder Rai). During the year ended May 31, 2009, we incurred $196,435 of consulting fees and director fees included in general and administrative expenses ($151,435 with respect to Harpreet Sangha, $27,000 to Joseph Rugumyamheto, $9,000 to Medard M.C. Kalemani and $9,000 to Abdulkarim Hamisi Mruma).

During the year ended May 31, 2010, we reimbursed $125,617 (2009 - $285,015) of expenses incurred on behalf of the Company, in each case to Harpreet Sangha.

As at May 31, 2010, we were indebted to Harpreet Sangha for $738,059 (2009 - $487,323). The amount due is non-interest bearing, unsecured and due on demand.

Joseph Rugumyamheto and Wenqin Zhang are independent directors of our Company as provided in the listing standards of the NYSE Amex Equities Exchange.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our Company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

We are subject to the Exchange Act and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus.  This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation.  Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee:

$3,194.72

Accounting fees and expenses:

$10,000

Legal fees and expenses:

$25,000

Transfer agent and registrar fees:

$2,000

Fees and expenses for qualification under state securities laws:

$1,500

Miscellaneous (including Edgar filing fees):

$1,000

Total:

$42,694.72

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), and our bylaws.

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

1.       A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.       A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.       Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)       By the stockholders;

(b)       By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)       If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)       If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.       The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.       The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)       Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)       Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws

Article 9.08 of our bylaws provide the following indemnification provisions:

A     The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B     Any indemnification under this section (unless order by court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct. Such determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

Effective on September 15, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 866,667 shares of our common stock at subscription price of $0.15 per share. We relied on an exemption from registration under the Securities Act, provided by Regulation S, based on representations and warranties provided by the purchaser in his subscription agreement entered into between the purchaser and our Company.

Effective on October 3, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to four subscribers 2,466,666 shares of our common stock at subscription price of $0.15 per share. We relied on an exemption from registration under the Securities Act, provided by Regulation S, based on representations and warranties provided by each of the purchasers in their respective subscription agreements entered into between each purchaser and our Company.

Effective on October 15, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 5,000,000 shares of our common stock at subscription price of $0.25 per share. We relied on an exemption from registration under the Securities Act, provided by Regulation S, based on representations and warranties provided by the purchaser in his subscription agreement entered into between the purchaser and our Company.

Effective on October 20, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 25,000 units at a subscription price of $0.40 per unit. Each unit consists of one share of our common stock and one non-transferable common stock share purchase warrant, exercisable for one additional share of our common stock at an exercise price of $0.50 per share until October 22, 2009. We relied on an exemption from registration under the Securities Act, provided by Rule 506 of Regulation D, based on representations and warranties provided by the purchaser in its subscription agreement entered into between the purchaser and our Company.

Effective on November 10, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 150,000 units at a subscription price of $0.40 per unit. Each unit consists of one share of our common stock and one non-transferable common stock share purchase warrant, exercisable for one additional share of our common stock at an exercise price of $0.50 per share until November 10, 2009. We relied on an exemption from registration under the Securities Act, provided by Regulation S, based on representations and warranties provided by the purchaser in its subscription agreement entered into between the purchaser and our Company.

Effective on December 22, 2008, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 500,000 units at a subscription price of $0.30 per unit. Each unit consists of one share of our common stock and one non-transferable common stock share purchase warrant, exercisable for one additional share of our common stock at an exercise price of $0.50 per share until December 22, 2009. We relied on an exemption from registration under the Securities Act, provided by Regulation S, based on representations and warranties provided by the purchaser in its subscription agreement entered into between the purchaser and our Company.

Effective on April 1, 2009, we completed a non-brokered private placement pursuant to which we issued from treasury to five subscribers 1,400,404 units at a subscription price of $0.25 per unit for proceeds of $345,101. Each unit consists of one share of common stock and one share purchase warrant. Each warrant entitles the holder to acquire an additional share of common stock at an exercise price of $0.40 per share until April 1, 2010. We relied on exemptions from registration under the Securities Act provided by (i) Regulation S (with respect to two of the five subscribers), and (ii) Rule 506 for U.S. accredited investors (with respect to three of the five subscribers), in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

Effective on June 23, 2009, we completed a non-brokered private placement pursuant to which we issued from treasury to 10 subscribers an aggregate of 1,392,000 units at a subscription price of $0.25 per unit for proceeds of $348,000. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional share of common stock at an exercise price of $0.40 per share until June 23, 2010. We relied on an exemption from registration under the Securities Act provided by Rule 506 for U.S. accredited investors, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

Effective on August 26, 2009, we completed a non-brokered private placement pursuant to which we issued from treasury to one subscriber 75,000 units at a subscription price of $0.20 per unit for proceeds of $15,000. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole warrant entitles the holder to acquire one additional share of common stock at an exercise price of $0.30 per share until August 26, 2010. We relied on an exemption from registration under the Securities Act provided by Rule 506 for U.S. accredited investors, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

Effective on August 23, 2010, we issued a total of 6,000,000 restricted common shares upon the cashless exercise of stock options at a deemed exercise price of $0.05 per share for a total deemed cashless exercise price of $300,000. The shares were issued outside the United States to four non-U.S. Persons (as such terms are defined in Regulation S of the Securities Act) in reliance on Regulation S and/or Section 4(2) of the Securities Act.

Effective on September 20, 2010, we issued a total of 5,000,000 units (with each unit consisting of one common share and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.25 until September 20, 2012), at a deemed issuance price of $0.15 per unit to settle debt of $750,000. The units were issued to our Chief Executive Officer outside the United States in reliance on Regulation S and/or Section 4(2) of the Securities Act.

Effective on September 21, 2010, we issued a total of 133,333,333 restricted common shares, at a deemed price of $0.15 per common share for a total deemed price of $20,000,000, pursuant to our Company's mineral property acquisition agreement with IPP Gold Limited dated September 15, 2010. The common shares were issued outside the United States to one non-U.S. Person (as such terms are defined in Regulation S of the Securities Act) in reliance on Regulation S and/or Section 4(2) of the Securities Act.

Effective on September 30, 2010, we issued a total of 16,666,667 restricted common shares, at a deemed price of $0.15 per common share for a total deemed price of $2,500,000 pursuant to a transaction fee agreement in connection with our Company's entry into a mineral property acquisition agreement with IPP Gold Limited referred to above. The common shares were issued outside the United States to one non-U.S. Person (as such terms are defined in Regulation S of the Securities Act) in reliance on Regulation S and/or Section 4(2) of the Securities Act.

On January 10, 2011, we completed a non-brokered private placement pursuant to which we issued to 38 subscribers a total of 22,000,000 units at an issuance price of $0.05 per unit for total proceeds of $1,100,000.  Each unit consists of one common share and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.075 until January 10, 2013.  We relied on an exemption from registration under the Securities Act provided by Regulation S for each of the subscribers, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

On March 11, 2011, we completed a private placement pursuant to which we issued to 47 subscribers a total of 11,285,494 units at an issuance price of $0.45 per unit for total proceeds of $5,078,472.  Each unit consists of one common share and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.52 until September 11, 2012.  We relied on an exemption from registration under the Securities Act provided by Rule 506 of Regulation D and Regulation S for each of the subscribers, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

On March 21, 2011, we completed a private placement pursuant to which we issued to 49 subscribers a total of 3,576,768 units at an issuance price of $0.45 per unit for total proceeds of $1,609,545.  Each unit consists of one common share and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.52 until September 11, 2012.  We relied on an exemption from registration under the Securities Act provided by Rule 506 of Regulation D and Regulation S for each of the subscribers, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

On March 29, 2011, we completed a private placement pursuant to which we issued to 5 subscribers a total of 12,311,110 units at an issuance price of $0.45 per unit for total proceeds of $5,540,000.  Each unit consists of one common share and one share purchase warrant to purchase an additional share of common stock at an exercise price of $0.52 until September 29, 2013.  We relied on an exemption from registration under the Securities Act provided by Rule 506 of Regulation D for each of the subscribers, in each case based on representations and warranties provided by the subscribers in their respective subscription agreements entered into between each subscriber and our Company.

On March 29, 2011 we issued 1,243,045 finder's fee warrants, with each finder's fee warrant being exercisable for one additional common share of our common stock at an exercise price of $0.52 per share, expiring on September 29, 2013.

ITEM 16.          EXHIBITS

The following exhibits are filed with this registration statement on Form S-1:

Exhibit Number

Description of Exhibit

3.1(1)

Articles of Incorporation

3.2(11)

Certificate of Amendment to Articles of Incorporation

3.3(2)

Amended Bylaws, as amended on September 5, 2006

5.1 *

Opinion of McMillan LLP, with consent to use, regarding the validity of the securities being registered

10.1(3)

Asset Purchase Agreement with KBT Discovery Group Tanzania Ltd.

10.2(3)

Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Ltd.

10.3(3)

Asset Purchase Agreement with Megadeposit Explorers Ltd.

10.4(4)

Amendment No. 1 to Asset Purchase Agreement with KBT Discovery Group Tanzania Ltd.

10.5(4)

Amendment No. 1 to Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Ltd.

10.6(4)

Amendment No. 1 to Asset Purchase Agreement with Megadeposit Explorers Ltd.

10.7(5)

Amendment No. 2 to Asset Purchase Agreement with KBT Discovery Group Tanzania Ltd.

10.8(5)

Amendment No. 2 to Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Ltd.

10.9(5)

Amendment No. 2 to Asset Purchase Agreement with Megadeposit Explorers Ltd.

10.10(6)

Strategic Alliance Agreement between the Company and Canaco

10.11(7)

Option Agreement between the Company and Canaco

10.12(8)

Amendment Not. 1 to Strategic Alliance Agreement between the Company and Canaco

10.13(8)

Kwadijava Option Agreement

10.14(8)

Negero Option Agreement

10.15(9)

Joint Venture Agreement with Mkuvia Maita

10.16(10)

2007 Stock Incentive Plan

10.17(13)

2007 Stock Incentive Plan

10.18(10)

Consulting Agreement with Harpreet Sangha

10.19(10)

Consulting Agreement with Rovingi

10.20(12)

Joint Venture Agreement with Mkuvia Maita dated June 5, 2009

10.21(14)

Agreement with Ruby Creek Resources, Inc. dated November 7, 2009

10.22(15)

Purchase Agreement with Ruby Creek Resources, Inc., dated for reference May 19, 2010

10.23(16)

2010 Stock Incentive Plan

10.24(17)

Mineral Property Acquisition Agreement between the Company and IPP Gold Limited, dated September 15, 2010, ratified by the Company's Board of Directors on September 21, 2010.

23.1 *

Consent of Manning Elliot LLP, Independent Registered Public Accounting Firm

23.2 *

Consent of Laurence G. Stephenson, P. Eng.

23.3 *

Consent of Ross McMaster, B.Sc., M. AusIMM

23.4 *

Consent of Avrom E. Howard, M.Sc., FGA, P. Geol.

23.5

Consent of Counsel (included in Exhibit 5.1)

24.1

Power of Attorney (included in the signature page of this registration statement)

*      Filed herewith.

(1)   Incorporated by reference to Form SB-2 Registration Statement filed on July 22, 2004.

(2)   Incorporated by reference to Annual Report on Form 10-KSB for year ended May 31, 2006.

(3)   Incorporated by reference to Current Report on Form 8-K filed on August 4, 2005.

(4)   Incorporated by reference to Current Report on Form 8-K filed on November 21, 2005.

(5)   Incorporated by reference to Quarterly Report on Form 10-SB for quarterly period ended November 30, 2005.

(6)   Incorporated by reference to Current Report on Form 8-K filed on May 4, 2006.

(7)   Incorporated by reference to Quarterly Report on Form 10-SB for quarterly period ended August 31, 2006.

(8)   Incorporated by reference to Quarterly Report on Form 10-SB for quarterly period ended August 31, 2007.

(9)   Incorporated by reference to Current Report on Form 8-K filed on August 6, 2008.

(10) Incorporated by reference to Annual Report on Form 10-KSB for year ended May 31, 2007.

(11) Incorporated by reference to Current Report on Form 8-K filed on January 27, 2009

(12) Incorporated by reference to Current Report on Form 8-K filed on July 16, 2009

(13) Incorporated by reference to Registration Statement Form S-8 filed on December 30, 2008.

(14) Incorporated by reference to Current Report on Form 8-K filed on November 13, 2009.

(15) Incorporated by reference to Current Report on Form 8-K filed on June 21, 2010.

(16) Incorporated by reference to Annual Report on Form 10-K for the year ended May 31, 2010.

(17) Incorporated by reference to Current Report on Form 8-K filed on September 27, 2010.

ITEM 17.          UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1.        File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)        Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)        Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c)        Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.       For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        Remove from registration by means of a post-effective registration statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, on May 13, 2011.

 DOUGLAS LAKE MINERALS INC.

By:
"Harpreet  Singh Sangha"
Harpreet Singh Sangha
President, Chief Executive Officer, Principal Executive Officer and a director

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Harpreet Singh Sangha as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

"Harpreet  Singh Sangha"
Harpreet Singh Sangha

President, Chief Executive Officer, Principal Executive Officer and a director

May 13, 2011.

"Herminder Rai"
Herminder Rai

Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

May 13, 2011.

"Douglas Boateng"
Douglas Boateng

Director

May 13, 2011.

"Reyno Scheepers"
Reyno Scheepers

Director

May 13, 2011.

"Wenqin Zhang"
Wenqin Zhang

Director

May 13, 2011.

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